                                                                 Exhibit 2.03




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                              AMENDED AND RESTATED

                       AGREEMENT AND PLAN OF CONTRIBUTION

                                  by and among

                             UNICAPITAL CORPORATION,
                            (a Delaware corporation)

                              CLA ACQUISITION CORP.
                            (a Delaware corporation),

                                       and

                  Stuart L. Cauff, The 1998 Cauff Family Trust,
               Wayne D. Lippman and The 1998 Lippman Family Trust


                         Dated as of February 14, 1998.



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



                                Table Of Contents

                                                                                                               Page

1.       THE MERGER...............................................................................................2
         1.1      STOCK OF THE CLA COMPANIES......................................................................2
         1.2      DELIVERY AND FILING OF CERTIFICATE OF MERGER....................................................2
         1.3      MERGER EFFECTIVE DATE...........................................................................2
         1.4      CERTIFICATE OF INCORPORATION, BYLAWS, BOARD OF DIRECTORS AND OFFICERS OF THE
                  SURVIVING CORPORATION...........................................................................2

2.       MERGER CONSIDERATION.....................................................................................3
         2.1      CONVERSION OF CAPITAL STOCK; MERGER CONSIDERATION...............................................3
         2.2      EXCHANGE PROCEDURES.............................................................................4
         2.3      NO FRACTIONAL SHARES............................................................................4

3.       POST-CLOSING ADJUSTMENT; STOCKHOLDERS' REPRESENTATIVE....................................................7
         3.1      COMPUTATION.....................................................................................7
         3.2      DISPUTES........................................................................................8
         3.3      STOCKHOLDERS' REPRESENTATIVE....................................................................8

4.       INDEMNITY ESCROW.........................................................................................9
         4.1      CREATION OF ESCROW..............................................................................9
         4.2      DURATION AND TERMS.............................................................................10
         4.3      VOTING AND INVESTMENT..........................................................................10

5.       CLOSING; MERGER EFFECTIVE DATE..........................................................................10
         5.1      CLOSING........................................................................................10
         5.2      CLOSING DATE; LOCATION.........................................................................10
         5.3      EFFECTIVENESS OF MERGER........................................................................10

6.       REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS..........................................................11
         6.1      CORPORATE EXISTENCE............................................................................11
         6.2      CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS........................................11
         6.3      AUTHORITY; VALIDITY OF CONTEMPLATED TRANSACTIONS...............................................11
         6.4      CAPITAL STOCK AND OWNERSHIP AS OF THE DATE OF THIS AGREEMENT...................................12
         6.5      CAPITAL STOCK AND OWNERSHIP AS OF THE EFFECTIVE TIME...........................................12
         6.6      TRANSACTIONS IN CAPITAL STOCK..................................................................12
         6.7      NO BONUS SHARES................................................................................13
         6.8      SUBSIDIARIES...................................................................................13
         6.9      PREDECESSOR STATUS; ETC........................................................................13
         6.10     SPIN-OFFS BY COMPANIES.........................................................................13
         6.11     NO THIRD PARTY OPTIONS.........................................................................13

         6.12     FINANCIAL STATEMENTS...........................................................................13
         6.13     LIABILITIES AND OBLIGATIONS....................................................................14
         6.14     ACCOUNTS AND NOTES RECEIVABLE..................................................................15
         6.15     PERMITS........................................................................................15
         6.16     REAL AND PERSONAL PROPERTY.....................................................................15
         6.17     CONTRACTS AND COMMITMENTS......................................................................16
         6.18     GOVERNMENT CONTRACTS...........................................................................18
         6.19     REAL PROPERTY..................................................................................18
         6.20     INSURANCE......................................................................................18
         6.21     EMPLOYEES......................................................................................18
         6.22     EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS........................................................19
         6.23     COMPLIANCE WITH LAW; AUTHORIZATIONS............................................................23
         6.24     TRANSACTIONS WITH AFFILIATES...................................................................23
         6.25     LITIGATION.....................................................................................23
         6.26     RESTRICTIONS...................................................................................24
         6.27     TAXES..........................................................................................24
         6.28     INTELLECTUAL PROPERTY MATTERS..................................................................25
         6.29     COMPLETENESS...................................................................................26
         6.30     EXISTING CONDITION.............................................................................27
         6.31     DEPOSIT ACCOUNTS; POWERS OF ATTORNEY...........................................................28
         6.32     BOOKS OF ACCOUNT...............................................................................28
         6.33     ENVIRONMENTAL MATTERS..........................................................................29
         6.34     NO ILLEGAL PAYMENTS............................................................................30
         6.35     LEASES.........................................................................................30
         6.36     LEASE FUNDING..................................................................................33
         6.37     DISCLOSURE.....................................................................................33

7.       REPRESENTATIONS OF UNICAPITAL AND NEWCO.................................................................34
         7.1      CORPORATE EXISTENCE............................................................................34
         7.2      UNICAPITAL STOCK...............................................................................34
         7.3      CORPORATE POWER AND AUTHORIZATION..............................................................34
         7.4      NO CONFLICTS...................................................................................34
         7.6      COMPLIANCE WITH LAW; AUTHORIZATIONS............................................................35
         7.7      TRANSACTIONS WITH AFFILIATES...................................................................35
         7.8      LITIGATION.....................................................................................35
         7.9      REGISTRATION RIGHTS............................................................................36
         7.10     MISCELLANEOUS..................................................................................36

8.       COVENANTS...............................................................................................36
         8.1      BUSINESS IN THE ORDINARY COURSE................................................................36
         8.2      EXISTING CONDITION.............................................................................36
         8.3      MAINTENANCE OF PROPERTIES AND ASSETS...........................................................36
         8.4      EMPLOYEES AND BUSINESS RELATIONS...............................................................37

         8.5      MAINTENANCE OF INSURANCE.......................................................................37
         8.6      COMPLIANCE WITH LAWS, ETC......................................................................37
         8.7      CONDUCT OF BUSINESS............................................................................37
         8.8      ACCESS.........................................................................................37
         8.9      PRESS RELEASES AND OTHER COMMUNICATIONS........................................................38
         8.10     EXCLUSIVITY....................................................................................38
         8.11     SUPPLIER.......................................................................................39
         8.12     NOTICE TO BARGAINING AGENTS....................................................................39
         8.13     NOTIFICATION OF CERTAIN MATTERS................................................................39
         8.14     AMENDMENT OF SCHEDULES.........................................................................39
         8.15     LITIGATION MATTERS.............................................................................40

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS.....................................................41
         9.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.....................................41
         9.2      EMPLOYMENT AGREEMENTS..........................................................................41
         9.3      OPINION OF COUNSEL.............................................................................41
         9.4      REGISTRATION STATEMENT.........................................................................41
         9.5      HSR ACT........................................................................................42

10.      CONDITIONS PRECEDENT TO OBLIGATIONS OF
         UNICAPITAL AND NEWCO....................................................................................42
         10.1     REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.....................................42
         10.2     NO LITIGATION..................................................................................42
         10.3     EXAMINATION OF FINANCIAL STATEMENTS............................................................42
         10.4     NO MATERIAL ADVERSE CHANGE.....................................................................43
         10.5     REGULATORY REVIEW..............................................................................43
         10.6     STOCKHOLDERS' RELEASE..........................................................................43
         10.7     EMPLOYMENT AGREEMENTS..........................................................................43
         10.8     OPINION OF COUNSEL.............................................................................43
         10.9     CONSENTS AND APPROVALS.........................................................................45
         10.10    GOOD STANDING CERTIFICATES.....................................................................45
         10.11    REGISTRATION STATEMENT.........................................................................45
         10.12    HSR ACT........................................................................................45

11.      COVENANTS OF UNICAPITAL.................................................................................45
         11.1     UNICAPITAL STOCK OPTIONS.......................................................................45
         11.2     INFORMATION FILING.............................................................................46
         11.3     HSR FILING.....................................................................................46
         11.4     RELEASE FROM GUARANTEES; INDEBTEDNESS..........................................................46

12.      INDEMNIFICATION; SURVIVAL...............................................................................46
         12.1     GENERAL INDEMNIFICATION BY STOCKHOLDERS........................................................46
         12.2     SPECIFIC INDEMNIFICATION BY STOCKHOLDERS.......................................................47

         12.3     INDEMNIFICATION BY UNICAPITAL AND NEWCO........................................................47
         12.4     THIRD PARTY CLAIMS.............................................................................48
         12.5     LIMITATIONS ON INDEMNIFICATION.................................................................49
         12.6     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................................50

13.      TERMINATION OF AGREEMENT................................................................................51
         13.1     TERMINATION BY UNICAPITAL......................................................................51
         13.2     TERMINATION BY THE STOCKHOLDERS................................................................51
         13.3     AUTOMATIC TERMINATION..........................................................................52
         13.4     LIQUIDATED DAMAGES.............................................................................52

14.      NONCOMPETITION AND NONSOLICITATION......................................................................52
         14.1     NONCOMPETITION.................................................................................52
         14.2     DAMAGES........................................................................................53
         14.3     REASONABLE RESTRAINT...........................................................................53
         14.4     SEVERABILITY; REFORMATION......................................................................53
         14.5     INDEPENDENT COVENANT...........................................................................54
         14.6     MATERIALITY....................................................................................54

15.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION...............................................................54
         15.1     STOCKHOLDERS...................................................................................54
         15.2     UNICAPITAL.....................................................................................54
         15.3     DAMAGES........................................................................................55

16.      LOCK-UP AGREEMENTS......................................................................................55
         16.1     AGREEMENT......................................................................................55
         16.2     INTENDED THIRD PARTY BENEFICIARIES.............................................................55

17.      FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON
         UNICAPITAL STOCK........................................................................................56
         17.1     INVESTMENT INTENT..............................................................................56
         17.2     COMPLIANCE WITH LAW............................................................................56
         17.3     ECONOMIC RISK; SOPHISTICATION..................................................................56
         17.4     INFORMATION SUPPLIED...........................................................................56

18.      SECURITIES LEGENDS......................................................................................57

19.      UNICAPITAL OPTION.......................................................................................57
         19.1     PURCHASE OPTIONS...............................................................................57
         19.2     OPTION EXERCISE PRICE..........................................................................58
         19.3     REPRESENTATIONS AND WARRANTIES REGARDING THE OPTION COMPANIES..................................58
         19.4     NEGATIVE COVENANTS.............................................................................58
         19.5     ACCESS.........................................................................................60

         19.8     TERMINATION OF OPTION..........................................................................61

20.      GENERAL.................................................................................................61
         20.1     COOPERATION....................................................................................61
         20.2     SUCCESSORS AND ASSIGNS.........................................................................61
         20.3     ENTIRE AGREEMENT...............................................................................61
         20.4     COUNTERPARTS...................................................................................61
         20.5     BROKERS AND AGENTS.............................................................................62
         20.6     EXPENSES.......................................................................................62
         20.7     NOTICES........................................................................................62
         20.8     GOVERNING LAW..................................................................................63
         20.9     EXERCISE OF RIGHTS AND REMEDIES................................................................63
         20.10    TIME...........................................................................................64
         20.11    REFORMATION AND SEVERABILITY...................................................................64
         20.12    REMEDIES CUMULATIVE............................................................................64
         20.13    CAPTIONS, INTERPRETATION.......................................................................64

21.      DEFINITIONS.............................................................................................64

             AMENDED AND RESTATED AGREEMENT AND PLAN OF CONTRIBUTION


         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF CONTRIBUTION (this "Agreement") is made as of the 14th day of February, 1998, among UNICAPITAL CORPORATION, a Delaware corporation ("UniCapital"); CLA ACQUISITION CORP., a Florida corporation ("Newco"); and Stuart L. Cauff, The 1998 Cauff Family Trust (the "Cauff Trust"), Wayne D. Lippman and The 1998 Lippman Family Trust (the "Lippman Trust"). Messrs. Cauff and Lippman are sometimes collectively referred to herein as the "Individual Stockholders," the Cauff Trust and the Lippman Trust are sometimes collectively referred herein to as the "Trust Stockholders" and the Individual Stockholders and the Trust Stockholders are sometimes collectively referred to herein as the "Stockholders." Certain other capitalized terms used herein are defined in Article 20 hereof.

         WHEREAS, UniCapital was incorporated on October 9, 1997 under the laws of the State of Delaware for the purpose of acquiring a number of equipment leasing businesses in different locations;

         WHEREAS, UniCapital intends to undertake an initial public offering of its Common Stock (the "IPO") and in connection therewith intends to file a Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission within 90 days of the execution and delivery of this Agreement;

         WHEREAS, the Stockholders intend immediately prior to the Closing Date to transfer, or cause the transfer of, all of the capital stock of each of organizations listed on Exhibit A hereto (collectively, the "CLA Companies") to CLA HOLDINGS, Inc., a Delaware corporation (the "Company") (the "Companies Stock Transfer"), whereby the Company will become a holding company as to all of the CLA Companies and each CLA Company will become a wholly-owned subsidiary of the Company;

         WHEREAS, the Stockholders own 100 shares of common stock, par value $1.00 per share, of the Company, constituting all issued and outstanding shares of capital stock of the Company; and

         WHEREAS, Newco was incorporated on January 26, 1998 under the laws of the State of Delaware solely for the purpose of completing this transaction, and is a wholly-owned subsidiary of UniCapital;

         WHEREAS, the respective Boards of Directors of UniCapital, Newco and the Company deem it advisable and in the best interests of each such corporations and their respective stockholders that the Company merge with and into Newco pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware; and

         WHEREAS, the parties hereto intend that the transactions contemplated in this Agreement constitute part of a single transaction involving the simultaneous consummation of a number of similar agreements between UniCapital and certain other corporations and partnerships and the IPO and that such single transaction (the "Unified Transaction") shall fall within the provisions of
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.       THE MERGER

         1.1 STOCK OF THE CLA COMPANIES. Subsequent to the date hereof and prior to the Closing, the Stockholders shall take such action, or cause the Company to take such action, as is necessary or appropriate to cause the Companies Stock Transfer to occur, such that the Company acquires all of the capital stock of each CLA Company, and in connection therewith the Company shall issue to the Stockholder the promissory notes in substantially the forms attached as Annex I hereto (collectively, the "Company Notes") and UniCapital shall guaranty the payment of the amounts due under the Company Notes.

         1.2 DELIVERY AND FILING OF CERTIFICATE OF MERGER. Newco and the Company (sometimes collectively referred to herein as the "Constituent Corporations") shall cause a Certificate of Merger, in substantially the form of Annex II attached hereto, with such changes therein as may be required by Delaware law (the "Certificate of Merger"), to be executed and delivered to the Secretary of State of the State of Delaware on or before the "Merger Effective Date" (as specified in Section 5.3).

         1.3 MERGER EFFECTIVE DATE. At the Merger Effective Date, the Certificate of Merger shall either be filed for immediate effectiveness with the Secretary of State of the State of Delaware or become effective if filed with such Secretary of State prior to such date. On the Merger Effective Date upon the effectiveness of the merger of Newco and the Company (the "Merger"), the Company shall be merged with and into Newco, in accordance with the Certificate of Merger, and the separate existence of Newco shall cease. The Company, as the entity surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation." The Merger shall have the effects specified in the laws of the State of Delaware.

         1.4 CERTIFICATE OF INCORPORATION, BYLAWS, BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. Upon the effectiveness of the Merger:

                    (a) the Certificate of Incorporation of the Company, as amended and restated as set forth in the Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law;

                    (b) the Bylaws of Newco, as amended and restated in substantially the form attached as Annex III hereto, shall become the Bylaws of the Surviving Corporation and shall remain so until thereafter duly amended, and the bylaws of each CLA Company shall be amended and restated in substantially the form attached as Annex III hereto, subject to any exceptions imposed by the laws of the respective states of incorporation of the CLA Companies;

                    (c) in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, the Surviving Corporation and each CLA Company shall have a Board of Directors consisting of one member, who shall be Robert New commencing upon the effectiveness of the Merger and who shall hold office subject to the laws of the State of Delaware and the Certificate of Incorporation and Bylaws of the Surviving Corporation; and

                    (d) the officers of the Company immediately prior to the Merger Effective Date shall continue as the officers of the Surviving Corporation in the same capacity or capacities, each of such officers to serve, subject to the provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until his successor is elected and qualified; provided, that the Chairman of the Board (if any), the Treasurer and the Secretary of the Company and each CLA Company shall not succeed to the corresponding offices of the Surviving Corporation and each CLA Company, but instead (i) the sole director of the Surviving Corporation and each CLA Company shall be the Chairman of the Board of the Surviving Corporation and each CLA Company, (ii) the Treasurer of Newco shall remain the Treasurer of the Surviving Corporation and each CLA Company and (iii) the Secretary of Newco shall remain the Secretary of the Surviving Corporation and each CLA Company.


2.       MERGER CONSIDERATION

         2.1 CONVERSION OF CAPITAL STOCK; MERGER CONSIDERATION.

                    (a) Upon the effectiveness of the Merger, all of the shares of capital stock of the Company which are issued and outstanding immediately prior to the effectiveness of the Merger ("Company Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof but subject to the effectiveness of the Merger, automatically be converted into the right to receive in the aggregate, without interest,

                                (i) $48,000,000 in cash,

                                (ii) 1,684,210 shares of the common stock, par
value $.001 per share, of UniCapital ("UniCapital Stock") (the consideration referred to in clauses (i) and (ii) of this Section 2.1(a), is referred to in this Agreement as the "Effective Date Consideration"); provided, however, in the event that the aggregate value (based on the IPO Price) of the 1,684,210 shares of UniCapital Stock is less than $25,263,158, then the Company shall issue additional shares to the Stockholders so that the aggregate value of the shares of the UniCapital

Stock included in the Effective Date Consideration equals $25,263,158, with appropriate adjustment to the cash and stock components of the Effective Date Consideration so as to eliminate fractional shares (the shares of UniCapital Stock which is to be distributed to the Stockholders on the Merger Effective Date, subject to Article 4 hereof, are referred to in this Agreement as the "Merger Consideration Shares"), and

                                (iii) any Earn-Out Consideration as described in
Section 2.5 to be distributed to the Stockholders within five business days after each date of determination of a portion of the Earn-Out Consideration with respect to a given calendar year (if any), all as finally determined in accordance with Section 2.5, in the percentages set forth on Annex IV.

                    (b) The Effective Date Consideration and the Earn-Out Consideration are sometimes collectively referred to in this Agreement as the "Merger Consideration."

         2.2 EXCHANGE PROCEDURES. On the Merger Effective Date, upon surrender to UniCapital of certificates representing all of the issued and outstanding shares of Company Stock (the "Certificates"), the Stockholders shall, subject to
Article 4 and in such proportion as is set forth on Annex IV, be entitled to receive, in exchange therefor, $43,200,000 (which shall be paid via wire transfers or the delivery of certified bank checks pursuant to the instructions received by UniCapital from such Stockholders), and certificates representing 90% of that number of whole Merger Consideration Shares in respect of the Certificates surrendered and each Certificate so surrendered shall forthwith be canceled. On the Merger Effective Date, and subject to and in accordance with the provisions of Article 4, UniCapital shall cause to be distributed to the Indemnity Escrow Agent (as defined in Article 4(a) (a) a certificate or certificates representing the Escrow Shares (as defined in Article 4), which shall be registered in the name of the Indemnity Escrow Agent as nominee for the Stockholders and shall be held in accordance with the provisions of Article 4 and the Indemnity Escrow Agreement referred to therein and (b) cash representing the Escrow Cash (as defined in Article 4).

         2.3 NO FRACTIONAL SHARES. Notwithstanding any other provision of this
Article 2, no fractional shares of UniCapital Stock will be issued and the Stockholders shall instead each receive in lieu of any such fractional share a cash payment equal to such fraction multiplied by the IPO Price.

         2.4 ALLOCATION OF MERGER CONSIDERATION. The parties hereto shall not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the allocation (if any) of the Merger Consideration among the Companies as set forth on Annex V, as such Annex shall be amended by mutual agreement among the parties hereto prior to the Closing Date.

         2.5 EARN-OUT CONSIDERATION.

                    (a) If the earnings before taxes (the "EBT") of the "Big-Ticket Leasing Division" (defined below) for the twelve months ending December 31, 1998 equals or exceeds $18,981,700, the Stockholders collectively shall be entitled to receive an aggregate amount equal to 13,333,333.

                    (b) If the EBT of the Big-Ticket Leasing Division for the year ending December 31, 1999, plus the amount by which the EBT of the Big-Ticket Leasing Division for the twelve months ending December 31, 1998 exceeded $26,669,288 (such sum is referred to as the "Adjusted 1999 EBT"), equals or exceeds $18,981,700, then the Stockholders collectively shall be entitled to receive an aggregate amount equal to 13,333,333.

                    (c) If the EBT of the Big-Ticket Leasing Division for the year ending December 31, 2000, plus the amount by which the EBT of the Big-Ticket Leasing Division for the twelve months ending December 31, 1999 exceeded $26,669,288 (such sum is referred to as the "Adjusted 2000 EBT"), equals or exceeds $18,981,700, then the Stockholders collectively shall be entitled to receive an aggregate amount equal to $13,333,333; provided, however, that in lieu of the foregoing, if the amount paid to the Stockholders pursuant to Sections 2.5(a) and (b) was less than $26,666,000 and the aggregate EBT of the Big-Ticket Leasing Division for the thirty-six months ending December 31, 2000 equals or exceeds $56,945,100, then the Stockholders collectively shall instead be entitled to receive an aggregate amount equal to the difference between $40,000,000 and the aggregate amounts paid to the Stockholders pursuant to Sections 2.5(a) and (b). Notwithstanding anything to the contrary set forth herein, the maximum aggregate amount which the Stockholders collectively shall be entitled to receive pursuant to Sections 2.5 (a), (b) and (c) shall be limited to $40,000,000.

                    (d) The amounts (if any) that the Stockholders become entitled to receive pursuant to Sections 2.5(a), (b) and (c) are referred to herein as the "Earn-Out Consideration." The Earn-Out Consideration shall be paid 60% in cash and 40% in fully paid and non-assessable shares of UniCapital Stock, valued at the average of the closing prices per share of UniCapital Stock for the 20 trading days preceding December 31 of the year to which the portion of Earn-Out Consideration in questions applies. The allocation of any Earn-Out Consideration among the Stockholders shall be in such proportion as set forth on Annex IV.

                    (e) Subject to Section 2.5(g), the EBT of the Big-Ticket Leasing Division for each of the years ending December 31, 1998, 1999 and 2000 shall be computed within 45 days following December 31 of the applicable year and by Price Waterhouse LLP in accordance with GAAP applied on a basis consistent in all material respects with the Audited Financial Statements.

                    (f) For purposes hereof, the "Big Ticket Leasing Division" means (i) after the Closing Date, the operating subsidiaries and other business units of UniCapital that conduct businesses conducted by the CLA Companies and The NSJ Group, Inc. ("NSJ") prior to the Closing Date and (ii) for the period beginning on January 1, 1998 through the Closing Date, the Company, the CLA Companies and NSJ.

                    (g) Except as set forth in Schedule 2.5(g), the EBT of the Big-Ticket Leasing Division shall be calculated in accordance with GAAP, consistently applied as it relates to each of the Company, each CLA Company and NSJ.

                    (h) Notwithstanding anything in this Section 2.5 to the contrary, if the Stockholders dispute the determination of EBT, then the Stockholders' Representative shall notify UniCapital in writing of such dispute and specify the amount thereof within 20 business days after notification of the determination of EBT for any year. If UniCapital and the Stockholders' Representative cannot resolve any such dispute which would affect the Earn-Out Consideration, then such dispute shall be resolved by an Independent Accounting Firm (as defined in Section 3.2). The determination of the Independent Accounting Firm shall be made as promptly as practicable and shall be final and binding upon the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. The costs of the Independent Accounting Firm shall be borne by the party (either UniCapital or the Stockholders as a group) whose determination of EBT was further from the determination of the Independent Accounting Firm. Once EBT is finally determined, the Earn-Out Consideration attendant thereto shall be paid in accordance with this Section 2.5; provided that in the event the Stockholders' determination of EBT was closer to the determination of the Independent Accounting Firm than UniCapital's determination of EBT, the Stockholders shall receive such Earn-Out Consideration plus interest which shall accrue at the rate of 10% per annum on any such Earn-Out Consideration that is resolved in the Stockholders favor from the date the Earn-Out Consideration was first payable and to the date on which the Earn-Out Consideration is received by the Stockholders. Pending resolution of any such dispute by the Independent Accounting Firm, only the amount of the Earn-Out Consideration as determined by Price Waterhouse LLP shall be paid by UniCapital. Once EBT is finally determined, the Earn-Out Consideration attendant thereto not previously paid, if any, shall be paid in accordance with this Section 2.5.

                    (i) Any Earn-Out Consideration paid by UniCapital shall be treated as additional consideration paid by UniCapital for the shares of Company Stock.

                    (j) In the event that the employment of any Individual Stockholder with UniCapital and its subsidiaries is terminated by UniCapital without "cause"(as defined in the Employment Agreements) at any time on or prior to December 31, 2000, UniCapital shall pay such terminated Stockholder and his related Trust Stockholder an aggregate amount equal to $20,000,000, representing an amount equal to the maximum Earn-Out Consideration such Stockholders would be owed pursuant to Sections 2.5(a), (b) and (c) less any amount theretofore paid or to become payable to such Stockholders pursuant to Sections 2.5(a), (b) and
(c), whereupon all further obligations of UniCapital to such Stockholders under this Section 2.5 shall cease.

3.       POST-CLOSING ADJUSTMENT; STOCKHOLDERS' REPRESENTATIVE

         3.1 COMPUTATION. As soon as practicable, but in any event within 30 days after the Closing, UniCapital shall engage Price Waterhouse LLP to prepare, in accordance with generally accepted accounting principles ("GAAP") in a manner consistent in all material respects with the preparation of the combined audited balance sheets of the Companies at December 31, 1997 that was certified by Ernst & Young LLP and reviewed by Price Waterhouse LLP, a balance sheet of the Company (the "Closing Date Balance Sheet") as of the end of business on the day prior to the Closing Date (as defined in Section 5). If the combined stockholders' equity of the Company and the CLA Companies as shown on the Closing Date Balance Sheet is less than $1,500,000, then, subject to Section 3.2, commencing 20 business days after delivery of the Closing Date Balance Sheets to UniCapital, the aggregate Merger Consideration shall be adjusted downward, dollar-for-dollar in the amount of any such deficiency (the "Net Worth Deficiency"). After the 20th business day after the delivery of the Closing Date Balance Sheets to UniCapital (or if applicable, after the final determination of any Disputed Amount in accordance with Section 3.2), UniCapital shall be entitled to recover from the Indemnity Escrow pursuant to Article 4 that portion of any Net Worth Deficiency which does not exceed one-half of the initial balance of the Indemnity Escrow. For any amount by which any Net Worth Deficiency exceeds one-half of the initial balance of the Indemnity Escrow, such portion of the Net Worth Deficiency shall be paid by the Stockholders not later than the 25th business day after the delivery of the Closing Date Balance Sheet (or if applicable, not later than the fifth business day after the final determination of any Disputed Amount in accordance with Section 3.2). At its sole and exclusive option, and at any time after such 25th business day (or if applicable, not later than the 5th business day after the final determination of any Disputed Amount in accordance with
Section 3.2), UniCapital shall be entitled to recover from the Indemnity Escrow pursuant to Article 4 all or any portion of the amount of the Net Worth Deficiency not paid by the Stockholders as required by this Article 3. Notwithstanding any provision of this Agreement to the contrary, it is understood that the Company or any of the CLA Companies may make distributions of cash or promissory notes to the Stockholders or otherwise in respect of the capital stock of the Company or such CLA Companies at any time prior to the close of business on the day prior to the Closing Date, provided that the foregoing shall not be deemed to modify or constitute a waiver of UniCapital's rights under this Section 3.

         3.2 DISPUTES. Notwithstanding anything in this Article 3 to the contrary, if there is any Net Worth Deficiency and the Stockholders dispute any item contained on the Closing Date Balance Sheets, then the Stockholders' Representative shall notify UniCapital in writing of each disputed item (collectively, the "Disputed Amounts") and specify the amount thereof in dispute within 20 business days after the delivery of the Closing Date Balance Sheets. If UniCapital and the Stockholders' Representative cannot resolve any such dispute which would eliminate or otherwise mutually resolve the calculation of the Net Worth Deficiency, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to UniCapital and the Stockholders' Representative (the "Independent Accounting Firm"). The determination of the Independent Accounting Firm shall be made as promptly as practical and shall be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated between UniCapital and the Stockholders so that the Stockholders' aggregate share of such costs shall bear the same proportion to the total costs that the Disputed Amounts unsuccessfully contested by the Stockholders' Representative (as finally determined by the Independent Accounting Firm) bear to the total of the Disputed Amounts so submitted to the Independent Accounting Firm. Pending resolution of any such dispute by the Independent Accounting Firm, no such Disputed Amount shall be due to or by UniCapital. Once any such Disputed Amount is finally determined to be due to or by UniCapital, UniCapital may proceed to recover such amount in the manner set forth in Section 3.1.

         3.3 STOCKHOLDERS' REPRESENTATIVE. (a) Each Stockholder, by signing this Agreement, designates Wayne Lippman (or, in the event that Wayne Lippman is unable or unwilling to serve or resigns, Stuart Cauff) to be such Stockholders' representative for purposes of this Agreement (the "Stockholders' Representative"). The Stockholders shall be bound by any and all actions taken by the Stockholders' Representative on their behalf.

                  (b) UniCapital and Newco shall be entitled to rely upon any communication or writing given or executed by the Stockholders' Representative. All communications or writings to be sent to Stockholders pursuant to this Agreement may be addressed to the Stockholders' Representative and any communication or writing so sent shall be deemed notice to all of the Stockholders hereunder. The Stockholders hereby consent and agree that the Stockholders' Representative is authorized to accept deliveries, including any notice, on behalf of the Stockholders pursuant hereto.

                  (c) The Stockholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Stockholder, with full power in his or her name and on his or her behalf to act according to the terms of this Agreement in the absolute discretion of the Stockholders' Representative, and in general to do all things and to perform all acts including, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with Article 12 of this Agreement. This power of attorney and all authority hereby conferred is granted subject to and coupled with the interest of such Stockholder and the other Stockholders hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Stockholder, by operation of law, whether by such Stockholder's death or any other event.

                  (d) Notwithstanding the foregoing, the Stockholder Representative shall inform the other Stockholder of all notices received, and of all actions, decisions, notices and exercises of any rights, power or authority proposed to be done, given or taken by such Stockholder Representative

4.       INDEMNITY ESCROW

         4.1 CREATION OF ESCROW.

                  (a) At the Closing, as collateral security for the payment of any indemnification obligations of the Stockholders pursuant to Sections 12.1 and 12.2 hereof and for the payment of amounts due pursuant to Article 3 hereof, the following shall be delivered to American Stock Transfer as indemnity escrow agent (the "Indemnity Escrow Agent"):

                           (i) ten percent (10%) of the number of shares of
UniCapital Stock issuable to each Stockholder as part of the Effective Date Consideration in accordance with Annex IV, rounded up to the nearest whole share (the "Escrow Shares"); and

                           (ii) ten percent (10%) of the cash portion of the
Effective Date Consideration payable to each Stockholder in accordance with Annex IV, rounded up to the nearest whole cent (the "Escrow Cash").

                  (b) The Escrow Shares and the Escrow Cash are referred to together as the "Escrow Property." In addition, the Escrow Property shall include all interest, cash and non-cash dividends and other property at any time received or otherwise distributed on, in respect of or in exchange for any or all of the Escrow Property, all securities hereafter issued in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property, except as provided in
Section 4.3.

         4.2 DURATION AND TERMS. The Escrow Property shall be held and disbursed by the Indemnity Escrow Agent in accordance with the terms of an Indemnity Escrow Agreement substantially in the form attached hereto as Annex VI. The Indemnity Escrow Agent shall hold the Escrow Property pursuant to the Indemnity Escrow Agreement until the later of: (a) the first anniversary of the Merger Effective Date; and (b) the resolution of any claim for indemnification or payment that is pending on the first anniversary of the Merger Effective Date, but only to the extent of the amount of such pending claim.

         4.3 VOTING AND INVESTMENT. The Stockholders shall be entitled to exercise all voting powers incident to the Escrow Shares held by the Indemnity Escrow Agent as their nominee, but shall not be entitled to exercise any investment or dispositive powers over such Escrow Shares. The Escrow Cash shall be invested from time to time by the Indemnity Escrow Agent as provided in the Indemnity Escrow Agreement.

5.       CLOSING; MERGER EFFECTIVE DATE

         5.1 CLOSING. Within two business days following the date on which the Underwriting Agreement shall have been executed, the parties shall take all actions necessary to effect the Merger (other than the filing with the appropriate state authorities of the Certificate of Merger, which shall be filed and become effective on the Merger Effective Date) and to effect the conversion and delivery of shares and cash referred to in Article 2 hereof (hereinafter referred to as the "Closing"); provided, that such actions shall not include the actual completion of the Merger or the actual conversion and delivery of the shares referred to in Article 2 hereof, which actions shall only be taken on the Merger Effective Date as herein provided.

         5.2 CLOSING DATE; LOCATION. The Closing shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178. The date on which the Closing shall occur shall be referred to as the "Closing Date."

         5.3 EFFECTIVENESS OF MERGER. Concurrently with the consummation of the sale of the shares of UniCapital Stock pursuant to the Underwriting Agreement, the Merger shall become effective and all transactions contemplated by this Agreement, including the conversion and delivery of shares and by the delivery by checks or via wire transfers of an aggregate amount equal to the cash which the Stockholders shall be entitled to receive pursuant to the Merger referred to in Article 2 hereof, shall occur and be deemed to be completed. The date on which the Merger is effected shall be referred to as the "Merger Effective Date" and the time on which the Merger is effected shall be referred to as the "Effective Time"


6.       REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         As of the date hereof and as of the Merger Effective Date, each Individual Stockholder jointly and severally represents and warrants to UniCapital as follows:

         6.1 CORPORATE EXISTENCE. The Company and each CLA Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each CLA Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so qualified, all of which jurisdictions are listed on Schedule 6.1.

         6.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The agreements, documents and instruments required to be delivered by the Company or any CLA Company in accordance with the provisions hereof (collectively, the "Company Documents") will be duly executed and delivered on behalf of the Company and such CLA Company, as applicable, in each case by duly authorized officers of such corporation. The Company Documents, when executed and delivered by the Company and the CLA Companies, will constitute, the legal, valid and binding obligations of the Company and such CLA Company, as applicable, enforceable against it in accordance with their respective terms.

         6.3 AUTHORITY; VALIDITY OF CONTEMPLATED TRANSACTIONS. Each Stockholder has the full legal right, capacity and authority to enter into this Agreement. Except as set forth in Schedule 6.3, the execution, delivery and performance of this Agreement by each Stockholder does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which the Company, any CLA Company or any Stockholder is subject, (b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to the Company, any CLA Company or any Stockholder, (c) the charter documents of the Company or any CLA Company or any securities issued by the Company or any CLA Company, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization, or other instrument, document or understanding, oral or written, to which the Company, any CLA Company or any Stockholder is a party, by which the Company, any CLA Company or any Stockholder may have rights or by which any of the properties or assets of the Company or any CLA Company may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Company or any CLA Company thereunder. Except for the filing of the Certificate of Merger with the Secretary of the State of Delaware, filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and as aforesaid, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement by any Stockholder.

         6.4 CAPITAL STOCK AND OWNERSHIP AS OF THE DATE OF THIS AGREEMENT. As of the date of this Agreement (i) the Stockholders own beneficially and of record all of the outstanding capital stock of the Company and (ii) the Stockholders each own beneficially and of record that portion of the outstanding capital stock of each CLA Company as is identified as so owned on Exhibit A, in each case, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind except as otherwise set forth such Annex. As of the date of this Agreement, the record ownership of the capital stock of each CLA Company is as set forth on Exhibit A. All of the issued and outstanding capital stock of the Company and each CLA Company as of the date of this Agreement has been duly authorized and validly issued, fully paid and nonassessable and have been offered, issued, sold and delivered by the Company or the applicable CLA Company in compliance with all applicable state and federal laws concerning the offering, sale or issuance of securities. None of such shares have been issued in violation of the preemptive rights of any past or present stockholder, whether contractual or statutory.

         6.5 CAPITAL STOCK AND OWNERSHIP AS OF THE EFFECTIVE TIME. The authorized capital stock of the Company and each CLA Company immediately prior to the Effective Time shall consist solely of the shares shown on Schedule 6.5. Immediately prior to the Effective Time, the Stockholders shall own beneficially and of record all of the issued and outstanding shares of capital stock of the Company, in each case, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind. Immediately prior to the Effective Time, the Companies Stock Transfer shall have been consummated and the Company shall own beneficially and of record all of the issued and outstanding capital stock of each CLA Company, in each case, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind, except as set forth in Schedule 6.5. All of the issued and outstanding shares of the Company and each CLA Company to be outstanding immediately prior to the Effective Time will have been duly authorized and validly issued, fully paid and nonassessable and will have been offered, issued, sold and delivered by the Company and each CLA Company in compliance with all applicable state and federal laws concerning the offering, sale or issuance of securities. As of the Effective Time, none of such shares will have been, and none of the shares of the Company or any of the CLA Companies shall have been, issued in violation of the preemptive rights of any past or present stockholder, whether contractual or statutory. As of the Effective Time, UniCapital shall have acquired valid title to all of the issued and outstanding capital stock of the Company, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind.

         6.6 TRANSACTIONS IN CAPITAL STOCK. Except as set forth on Schedule 6.6, neither the Company nor any CLA Company has acquired any treasury stock since December 31, 1995. Except as set forth on Schedule 6.6, as of the date of this Agreement there is no, and immediately prior to the Effective Time there shall be no, existing option, warrant, call, conversion right or commitment of any kind which obligates the Company or any CLA Company to issue any of its authorized but unissued capital stock. Except as set forth on Schedule 6.6, neither the Company nor any CLA Company has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

         6.7 NO BONUS SHARES. As of the date of this Agreement, none of the shares of capital stock of the Company or any CLA Company were, and immediately prior to the Effective Time, none of the shares of capital stock of the Company stock will be, issued pursuant to any awards, grants or bonuses, whether of stock or of options or other rights.

         6.8 SUBSIDIARIES. As of the date hereof, neither the Company nor any CLA Company has any subsidiaries. Except as set forth in Schedule 6.8, neither the Company nor any CLA Company owns, of record or beneficially, or controls, directly or indirectly, any capital stock, any securities convertible into capital stock or any other equity interest in any corporation, association or other business entity. Except as set forth on Schedule 6.8, neither the Company nor any CLA Company is, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

         6.9 PREDECESSOR STATUS; ETC. Schedule 6.9 lists all of the names of all entities from whom the Company or any CLA Company previously acquired assets representing all or substantially all of the assets of such entity. Except as set forth on Schedule 6.9, neither the Company nor any CLA Company has ever been a subsidiary of another corporation or been a part of an acquisition which was later rescinded.

         6.10 SPIN-OFFS BY COMPANIES. Except as set forth on Schedule 6.10, since December 31, 1995 through the date of this Agreement, neither the Company nor any CLA Company has effected a sale or distribution of all or substantially all of its assets.

         6.11 NO THIRD PARTY OPTIONS. Except as set forth in Schedule 6.11, there are no existing agreements, options, commitments or rights with, of or to any person to acquire any material assets or rights of the Company or any CLA Company or any interest therein.

         6.12 FINANCIAL STATEMENTS. Attached hereto as Schedule 6.12 are copies of the audited combined balance sheet of the CLA Companies at December 31, 1997 and related combined statements of income, cash flows and stockholders' equity for the fiscal year then ended, certified by Ernst & Young LLP and reviewed by Price Waterhouse LLP, together with the reports of such independent public accountants thereon (collectively the "Audited Financial Statements").

The Audited Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. The Audited Financial Statements, including the related notes, fairly presents the combined financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the CLA Companies as of the date indicated and the statements of income, cash flows and changes in stockholders' equity included in the Audited Financial Statements fairly present in all material respects the combined results of operations, cash flows and changes in stockholders' equity of the CLA Companies for the period indicated, in each case in accordance with GAAP consistently applied.

         6.13 LIABILITIES AND OBLIGATIONS.

                  (a) Except as reflected or reserved against in the balance sheet as at December 31, 1997 (the "Audited Balance Sheet Date") included in the Audited Financial Statements or in the notes to the Audited Financial Statements, there are no liabilities against, relating to or affecting any CLA Company as of such date that would otherwise have been required to be reflected or reserved against on such Audited Financial Statements. As promptly as is practicable after the date of this Agreement, the Company and the Stockholders shall cause Ernst & Young LLP to prepare and deliver to the Company and the Stockholders, who shall in turn deliver to UniCapital, a schedule detailing each and every liability reflected on the balance sheet included in the Audited Financial Statements, which schedule shall be true, correct and complete in all material respects. Attached hereto as Schedule 6.13(a) is an accurate list, as of a date not more than two days prior to the date of this Agreement and as amended as of a date not more than two days prior to the Closing Date, of all liabilities incurred by the Company or any CLA Company after the Audited Balance Sheet Date (i) not in the ordinary course of business and (ii) in the ordinary course of business that exceeds $10,000. Each of the foregoing liabilities that has not heretofore been paid or discharged is so noted on Schedule 6.13(a). For purposes of this Agreement, "liabilities" means liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise. For purposes of determining whether any contingent or other liability exceeds $10,000 for the purposes of being included on Schedule 6.13(a) as required by this Section 6.13, such amount shall be determined on a basis that assumes the ultimate assessment against the Company or the applicable CLA Company of the full amount of such contingent or other liability.

                  (b) For each such liability for which, to the knowledge of the Individual Stockholders, the amount is contested, Schedule 6.13(b) includes a summary description of the liability, together with copies of all relevant documentation relating thereto, detail of all amounts claimed and any other action or relief sought, the names of the claimant and all other parties to the claim, suit or proceeding, the name of each court or agency before which such claim, suit or proceeding is pending, the date such claim, suit or proceeding was instituted, and a best estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the best estimate shall for purposes of this Agreement be deemed to be zero.

                  (c) As of the date of this Agreement and as of a date not more than two days prior to the Closing Date, except as set forth on Schedules 6.13
(a) or (b) and except for liabilities not required to be set forth thereon pursuant to Section 6.13(a) or liabilities reflected on the Audited Financial Statements, the Company and the CLA Companies have no material liabilities or obligations, whether direct or indirect, matured or unmatured, absolute contingent or otherwise, and there is no condition, situation or set of circumstances which are reasonably be expected to result in any such material liability.

         6.14 ACCOUNTS AND NOTES RECEIVABLE. Attached hereto as Schedule 6.14 is a complete and accurate list, as of a date not more than two days prior to the date of this Agreement, of the accounts and notes receivable of the Company and each CLA Company with an amount due that exceeds $1,000, (including receivables from and advances to any employees or any Stockholder (including the spouses of any Individual Stockholder)) excluding those arising out of Leases (collectively, the "Accounts Receivable"). Schedule 6.14 includes an aging of all Accounts Receivable showing amounts due in 30-day aging categories. On the Closing Date, the Stockholders will deliver to UniCapital a complete and accurate list, as of a date not more than two days prior to the Closing Date, of the Accounts Receivable. Except as set forth on Schedule 6.14 (as such Schedule shall be updated and delivered with the aging of Accounts Receivable not more than two days prior to the Closing Date), all Accounts Receivable represent valid obligations arising from bona fide business transactions in the ordinary course of business. The Accounts Receivable are, and as of the Merger Effective Date will be, collectible or actually collected, in each case net of any respective reserves shown on the Company's or any CLA Company's books and records as of their respective dates (which reserves are adequate and calculated in accordance with GAAP, consistent with past practice). Subject in the case of

Accounts Receivable reflected on the combined balance sheet of the CLA Companies to such reserves reflected on such balance sheet and except as set forth in
Schedule 6.14, each of the Accounts Receivable included in Schedule 6.14 as of the date this Agreement will be collected in full within ninety (90) days after the day on which it first became due and payable. Except as set forth on
Schedule 6.14, there is no contest, claim, counterclaim, defense or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of any Account Receivable relating to the amount or validity of such Account Receivable. The allowance for collection losses on the balance sheet included in the Audited Financial Statement has been determined in accordance with GAAP, consistent with past practice.

         6.15 PERMITS. Each material Permit held by the Company and any CLA Company, together with the name of the Governmental Entity issuing such Permit, is set forth on Schedule 6.15. Except as set forth on Schedule 6.15, such Permits are valid and in full force and effect and none of such Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. Upon consummation of such transactions, the Surviving Corporation will have all of the Company's right, title and interest in its Permits.

         6.16 REAL AND PERSONAL PROPERTY. Attached hereto as Schedule 6.16 is an accurate list, including substantially complete descriptions as of the Audited Balance Sheet Date, of all the real and personal property excluding aircrafts or aircraft parts (which in the case of personal property had an original cost in excess of $25,000) owned or where the Company or any CLA Company is a lessee, including true and correct copies of leases for equipment and properties on which are situated buildings, warehouses and other structures used in the operation of the busi ness of the Company or any CLA Company and including an indication as to which assets were formerly owned by any Stockholder or affiliate (which term, as used herein, shall have the meaning ascribed thereto in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act")), of the Company or any CLA Company. Except as set forth on
Schedule 6.16, all of the Company's and each CLA Company's leasehold improvements, facilities, equipment and other material items of tangible property and assets are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and Authorizations relating to their construction, use and operation. All leases set forth on Schedule 6.16 have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the Company and each CLA Company, as applicable, and, to the knowledge of either Individual Stockholder, no other party to any such lease is in default thereunder and such leases constitute the legal, valid and binding obligations of such other parties. All fixed assets used by the Company or any CLA Company in the operation of its business are either owned by the Company or such CLA Company or leased under an agreement set forth on Schedule 6.16. The Company, the CLA Companies or the Stockholders have heretofore delivered to UniCapital copies of any title reports and title insurance policies received or held by the Company or any CLA Company. The Individual Stockholders have indicated on
Schedule 6.16 a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business to which management of the Company or any CLA Company has devoted any significant effort or expenditure in the two-year period prior to the date of this Agreement which have not been terminated or abandoned and which, if pursued by the Company or such CLA Company, would require additional expenditures of significant efforts or capital, other than with respect to the acquisition of aircraft or aircraft parts.

         6.17 CONTRACTS AND COMMITMENTS. Schedule 6.17 sets forth an accurate, correct and complete list of all agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of the Company or any CLA Company other than Leases (the "Contracts"), to which the Company or any CLA Company is a party or is bound, or by which any of their respective assets are bound, and which involve any:

                  (a) agreement, contract, commitment, arrangement or understanding with any present or former employee or consultant or for the employment of any person, including any consultant;

                  (b) agreement, contract, commitment, arrangement or understanding for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $25,000 or more;

                  (c) agreement, contract, commitment, arrangement or understanding to sell or supply products or to perform services involving in any one case $25,000 or more;

                  (d) agreement, contract, commitment, arrangement or understanding containing minimum requirements or "take or pay" provisions;

                  (e) agreement, contract, commitment, arrangement or understanding not otherwise listed on Schedule 6.17 and continuing over a period of more than six months from the date hereof and exceeding $25,000 in value;

                  (f) distribution, dealer, representative or sales agency agreement, contract, commitment, arrangement or understanding exceeding $10,000 in value;

                  (g) agreement, contract, commitment, arrangement or understanding containing a provision to indemnify any person or entity with respect to, or to assume, any tax or environmental liability;

                  (h) agreement, contract, commitment, arrangement or understanding with federal, state, local, regulatory or other governmental entities;

                  (i) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness for money borrowed of any other person;

                  (j) agreement, contract, commitment, arrangement or understanding for any charitable or political contribution;

                  (k) agreement, contract, commitment, arrangement or understanding for any capital expenditure or leasehold improvement in excess of $25,000;

                  (l) agreement, contract, commitment, arrangement or understanding limiting or restraining the Company or any CLA Company or any successor thereto, or to the knowledge of either Individual Stockholder, any employee of the Company or any CLA Company or any successor thereto, from engaging or competing in any manner or in any business;

                  (m) license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by, and material to, the Company or any CLA Company;

                  (n) agreement, contract, commitment, arrangement or understanding to which the Company or any CLA Company, on the one hand, and any affiliate, officer, director or stockholder of the Company or any CLA Company, on the other hand, are parties.

Each of the Contracts listed on Schedule 6.17, except as set forth on Schedule 6.17, is valid and enforceable in accordance with its terms; the Company and each applicable CLA Company is, and to the knowledge of either Individual Stockholder, all other parties thereto are, in compliance with the provisions thereof. Except as set forth on Schedule 6.17, neither the Company nor any CLA Company is, and to the knowledge of either Individual Stockholder, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on Schedule 6.17, none of the rights of the Company or any CLA Company under any Contract will be impaired by the consummation of the transactions contemplated hereby, and all such rights will be enforceable by the applicable Surviving Corporation after the Merger Effective Date without the consent or agreement of any other party. The Company, the CLA Companies or the Individual Stockholders have delivered accurate and complete copies or provided direct access to each Contract to UniCapital.

         6.18 GOVERNMENT CONTRACTS. Except as set forth on Schedule 6.18, neither the Company nor any CLA Company is now or has ever been a party to any contract with any Governmental Entity subject to price redetermination or renegotiation.

         6.19 REAL PROPERTY. Neither the Company nor any of the CLA Companies own any real property.

         6.20 INSURANCE. The assets, properties and operations of the Company and each CLA Company are insured under various policies of general liability and other forms of insurance as listed on Schedule 6.20, all of which are described in the insurance policies attached to the Disclosure Schedules, which discloses for each policy the risks insured against, coverage limits, deductible amounts, all outstanding claims thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which, in relation to the business and assets of the Company and the CLA Companies, are consistent with the normal or customary industry practice and all premiums due to date have been paid in full. Neither the Company nor any CLA Company has been refused any insurance, nor has the Company's nor any CLA Company's coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years. Schedule 6.20 also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business, assets and liabilities of the Company and the CLA Companies.

         6.21 EMPLOYEES. Schedule 6.21 contains the following with respect to the Company and each CLA Company:

                  (a) a list of all employees of the Company and each CLA Company (including organization, name, title and position);

                  (b) each such employee's length of service; and

                  (c) the compensation (including terms of payment, bonuses, commissions and deferred compensation, as well as any benefits) of each such employee.

Except as disclosed on Schedule 6.21: (i) there have not been in the past five years and, to the knowledge of either Individual Stockholder, there are not pending, any labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (ii) there are and have been no unresolved violations of any Laws of any Governmental Entity respecting the employment of any employees; (iii) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of either Individual Stockholder, threatened before the National Labor Relations Board or similar body in any foreign country; (iv) there is no employment handbook, personnel policy manual, or similar document that creates prospective employment rights or obligations; (v) the employees of the Company and the CLA Companies are not covered by any collective bargaining agreement; (vi) the Company and each CLA Company has provided or will timely provide prior to Closing all notices required by law to be given prior to Closing to all local, state, federal or national labor, wage-payment, equal employment opportunity, unemployment insurance and related agencies; (vii) the Company and each CLA Company has paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses; and (viii) the transactions contemplated by this Agreement will not create liability under any Laws of any Governmental Entity respecting reductions in force or the impact on employees on plant closing or sales of businesses. All employees of the Company and each CLA Company are legally able to work in the United States.

         6.22 EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS. Schedule 6.22 sets forth a complete and accurate list of each Benefit Plan covering any present or former officers, employees or directors of the Company or any CLA Company. "Benefit Plan" means each "employee pension benefit plan" (as defined in Section 3(3) of ERISA, hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(2) of ERISA, hereinafter a "Welfare Plan") and each other plan or arrangement (written or oral) relating to deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or any CLA Company or their respective affiliates or any other person or entity that, together with the Company and the CLA Companies, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company and the CLA Companies, a "Commonly Controlled Entity") for the benefit of any present or former officer, employee or director. Neither the Company nor any CLA Company has any intent or commitment to create any additional Benefit Plan or amend any Benefit Plan so as to increase benefits thereunder. Neither the Company nor any CLA Company has created any Benefit Plan or declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement. A current, accurate and complete copy of each Benefit Plan has been made available to UniCapital. Except as disclosed on Schedule 6.22:

                  (a) each Benefit Plan is in substantial compliance with all reporting, disclosure and other requirements of ERISA applicable to such Benefit Plan;

                  (b) each Pension Plan which is intended to be qualified under
Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of either Individual Stockholder, no condition exists that would adversely affect any such determination;

                  (c) neither any Benefit Plan, the Company, any CLA Company, nor any Commonly Controlled Entity, nor any trustee or agent has been or is presently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject the Company or any CLA Company to the tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA;

                  (d) there is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived; to the knowledge of either Individual Stockholder, no condition exists which could subject the Company or any CLA Company to a penalty under Section 4071 of ERISA;

                  (e) neither the Company, any CLA Company nor any Commonly Controlled Entity is or has ever been party to any "multi-employer plan," as that term is defined in Section 3(37) of ERISA;

                  (f) true and correct copies of the most recent annual report on Form 5500 and any attached schedules for each Benefit Plan (if any such report was required by applicable law) and a true and correct copy of the most recent determination letter issued by the Internal Revenue Service for each Pension Plan have been provided to UniCapital;

                  (g) with respect to each Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of either Individual Stockholder, threatened against any Benefit Plan, the Company or any CLA Company, any Commonly Controlled Entity or any trustee or agent of any Benefit Plan; and

                  (h) with respect to each Benefit Plan to which the Company or any CLA Company or any Commonly Controlled Entity is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Benefit Plan substantially complies, and in each case has substantially complied, with all applicable requirements of Section 4980B of the Code.

                  (i) Except as set forth in Schedule 6.22:

                           (i) there is no outstanding liability (except for
premiums due) under Title IV of ERISA with respect to any Pension Plan;

                           (ii) neither the Pension Benefit Guaranty
Corporation, the Company nor any CLA Company nor any Commonly Controlled Entity has instituted proceedings to terminate any Pension Plan and the Pension Benefit Guaranty Corporation has not informed the Company or any CLA Company of its intent to institute proceedings to terminate any Pension Plan;

                           (iii) full payment has been made of all amounts which
the Company or any CLA Company or any Commonly Controlled Entity was required to have paid as a contribution to the Pension Plans as of the last day of the most recent fiscal year of each of the Pension Plans ended prior to the date of this Agreement, and none of the Pension Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Pension Plan ended prior to the date of this Agreement;

                           (iv) to the knowledge of either Individual
Stockholder, the actuarial assumptions utilized, where appropriate, in connection with determining the funding of each Pension Plan which is a defined benefit pension plan (as set forth in the actuarial report for such Pension
Plan) are reasonable. Copies of the most recent actuarial reports have been furnished to UniCapital. Based on such actuarial assumptions, as of the Interim Balance Sheet Date, the fair market value of the assets or properties held under each such Pension Plan exceeds the actuarially determined present value of all accrued benefits of such Pension Plan (whether or not vested) determined on an ongoing Pension Plan basis;

                           (v) each of the Benefit Plans is, and its
administration is and has been during the six-year period preceding the date of this Agreement, in substantial compliance with, and neither the Company nor any CLA Company has received any claim or notice that any such Benefit Plan is not in compliance with, all applicable laws and orders and prohibited transaction exemptions, including to the extent applicable, the requirements of ERISA;

                           (vi) neither the Company, any CLA Company nor any
Commonly Controlled Entity is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract;

                           (vii) there are no material outstanding liabilities
of any Benefit Plan other than liabilities for benefits to be paid to participants in Benefit Plan and their beneficiaries in accordance with the terms of Benefit Plan;

                           (viii) each Benefit Plan may be amended or modified
by the Company, each CLA Company or Commonly Controlled Entity, as applicable, at any time without liability except under any defined pension benefit plan;

                           (ix) no Benefit Plan other than a Pension Plan,
retiree medical plan or severance plan provides benefits to any individual after termination of employment;

                           (x) the consummation of the transactions contemplated
by this Agreement will not (in and of itself): (A) entitle any employee of the Company or any CLA Company to severance pay, unemployment compensation or any other payment; (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; (C) result in any liability under Title IV of ERISA; (D) result in any prohibited transaction described in
Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; or (E) result (either alone or in conjunction with any other event) in the payment or series of payments by the Company, any CLA Company or any of their respective affiliates to any person of an "excess parachute payment" within the meaning of Section 280G of the Code;

                           (xi) with respect to each Benefit Plan that is funded
wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Merger Effective Date will have been paid on or before the Merger Effective Date and, as of the Merger Effective Date, there will be no liability of the Company or any CLA Company or any Commonly Controlled Entity under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Merger Effective Date;

                           (xii) (A) each Benefit Plan that constitutes a
"welfare benefit plan," within the meaning of Section 3(1) of ERISA, and for which contributions are claimed by the Company, any CLA Company or any Commonly Controlled Entity as deductions under any provision of the Code, is in material compliance with all applicable requirements pertaining to such deduction;

                                 (B) with respect to any welfare benefit fund
(within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code; and

                                 (C) all welfare benefit funds intended to be
exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination; and

                           (xiii) all benefit plans outside of the United
States, if any (the "Foreign Plans"), are in compliance with all applicable laws and regulations and have been operated in accordance with the plans' respective terms. There are no material unfunded liabilities under or in respect of the Foreign Plans, and all contributions or other payments required to be made to or in respect of the Foreign Plans prior to the Merger Effective Date have been made or will be made prior to the Merger Effective Date.

         6.23 COMPLIANCE WITH LAW; AUTHORIZATIONS. The Company and each CLA Company has complied with each, and is not in violation in any material respect of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign ("Regulations"), to which such Company's business, operations, assets or properties is subject, except for immaterial failures to comply of which neither Individual Stockholder has any knowledge. The Company and each CLA Company owns, holds, possesses or lawfully uses in the operation of its business all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by such Company in the conduct of the business of such Company, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. All such Authorizations are listed and described in Schedule 6.23. Neither the Company nor any CLA Company is in default, except for immaterial defaults of which neither Individual Stockholder has no knowledge, nor has any such Company received any notice of any claim of such a default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No Stockholder and no director, officer, employee or former employee of the Company, any CLA Company or any affiliates of the Company or any CLA Company, or any other person, firm or corporation, owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which such Company owns, possesses or uses in the operation of the business of the Company or any CLA Company as now or previously conducted.

         6.24 TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 6.24, no Stockholder and no director, officer or employee of the Company or any CLA Company, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity (other than another CLA Company) that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement or understanding, business arrangement or relationship with such Company.

         6.25 LITIGATION. (a) Except as set forth on Schedule 6.25, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of either Individual Stockholder, threatened against the Company or any CLA Company or which relates to the transactions contemplated by this Agreement.

                  (b) Except as set forth on Schedule 6.25, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of either Individual Stockholder, threatened against the Company or any CLA Company or which relates to such Company.

                  (c) No Individual Stockholder knows of any reasonably likely basis for any litigation, arbitration, investigation or proceeding referred to in Sections 6.25(a) or (b).

                  (d) Except as set forth on Schedule 6.25, neither the Company nor any CLA Company is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority.

         6.26 RESTRICTIONS. Except as set forth on Schedule 6.26, neither the Company nor any CLA Company is a party to any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as the Company or any Individual Stockholder can now reasonably foresee, may in the future materially adversely affect or materially restrict, the consolidated business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company after consummation of the transactions contemplated hereby.

         6.27 TAXES. All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by the Company, or any CLA Company (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (the "Taxes") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of the Company and the CLA Companies for Taxes for the periods, property or events covered thereby. All Taxes, including those which are called for by the Tax Returns, required to be paid, withheld or accrued by the Company and the CLA Companies and any deficiency assessments, penalties and interest have been timely paid, withheld or accrued. The accruals for Taxes contained in the Audited Balance Sheet are adequate to cover the Tax liabilities of the Company and the CLA Companies as of that date and include adequate provision for all deferred Taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. The Company's and each CLA Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on such Company's Tax books and records. Neither the Company nor any CLA Company is or has at any time ever been a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and no such Company has assumed any Tax liability of any other person or entity under contract. Neither the Company nor any CLA Company has received any notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending tax examinations of or tax claims asserted against the Company or any CLA Company or any of its assets or properties. Neither the Company nor any CLA Company has extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are now (and as of immediately following the Closing there will be) no Liens (other than any Lien for current Taxes not yet due and payable) on any of the assets or properties of the Company or any CLA Company relating to or attributable to Taxes. To the knowledge of either Individual Stockholder, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or any CLA Company or otherwise have an adverse effect on the Company or any CLA Company or its business, operations, assets, properties, prospects or condition (financial or otherwise). No Stockholder has any knowledge of any basis for any additional assessment of any Taxes. All Tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the Company and the CLA Companies have been fully and properly paid, withheld, accrued or recorded. There are no contracts, agreements, plans or arrangements, including the provisions of this Agreement, covering any employee or former employee of the Company or any CLA Company that, individually or collectively, could give rise to any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code. Two correct and complete copies of (a) all Tax examinations, (b) all extensions of statutory limitations and (c) all federal, state and local income tax returns and franchise tax returns of the Company and each CLA Company for the last five fiscal years, or such shorter period of time as any of them shall have existed, will be delivered by the Company and the Stockholders to UniCapital within 5 days after the date of this Agreement. Except as set forth on Schedule 6.27, the Company and each CLA Company made an election to be taxed under the provisions of Subchapter S of the Code within 75 days of its original organization and has at no time been taxed under the provisions of Subchapter C of the Code. Each of the Company and each CLA Company has a taxable year ended December 31 and no such Company has made an election to retain a fiscal year other than December 31 under Section 444 of the Code. Neither the Company nor any CLA Company has any net recognized built-in gain within the meaning of Section 1374 of the Code. Except as set forth on Schedule 6.27, the Company and each CLA Company currently utilizes the accrual method of accounting for income tax purposes and has not changed its method of accounting for income tax purposes in the past five years.

         6.28 INTELLECTUAL PROPERTY MATTERS.

                  (a) Neither the Company nor any CLA Company has utilized or currently utilizes any patent, trademark, trade name, service mark, copyright, software, trade secret or know-how material to the business of such Company, except for those listed on Schedule 6.28 (the "Intellectual Property"), all of which are owned by such Company free and clear of any liens, claims, charges or encumbrances. The Intellectual Property constitutes all such assets, properties and rights which are used or held for use in, or are necessary for, the conduct of the business of the Company and the CLA Companies.

                  (b) Except as set forth in Schedule 6.28, there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property.

                  (c) Except as set forth in Schedule 6.28, neither the Company nor any CLA Company infringes upon or unlawfully or wrongfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. No action, suit, proceeding or investigation has been instituted or threatened relating to any, patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by the Company or any CLA Company. Except as set forth in Schedule 6.28, none of the Intellectual Property is subject to any outstanding order, decree or judgment. Neither the Company nor any CLA Company has agreed to indemnify any person or entity for or against any infringement of or by the Intellectual Property.

                  (d) Except as set forth in Schedule 6.28, no present or former employee of the Company or any CLA Company and no other person or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any of the Intellectual Property. Schedule 6.28(d) lists all confidentiality or non-disclosure agreements currently in force and effect in connection with the Intellectual Property to which the Company, any CLA Company or any of their respective employees is a party.

                  (e) Schedule 6.28(e) sets forth a complete and accurate list of all items of Intellectual Property duly registered in, filed in or issued by the United States Copyright Office or the United States Patent and Trademark Office, any offices in the various states of the United States and any offices in other jurisdictions.

                  (f) Except as set forth in Schedule 6.28, all Intellectual Property in the form of computer software that is utilized by the Company or any CLA Company in the operations of its business is capable of processing date data between and within the twentieth and twenty-first centuries.

                  (g) All Intellectual Property in the form of computer software that is utilized by the Company or any CLA Company in the operations of its respective business is capable of processing date data between and within the twentieth and twenty-first centuries, or can be rendered capable of processing such data within 30 days by the expenditure of no more than $10,000 in the aggregate.

         6.29 COMPLETENESS. The certified copies of the Certificate of Incorporation and Bylaws, both as amended to date, of the Company and each CLA Company, and the copies of all material leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or which have been delivered or have been made available to UniCapital to the extent required by the terms of this Agreement, are complete and correct; neither the Company nor any CLA Company nor, to the knowledge of either Individual Stockholder, any other party to any of the foregoing is in material default thereunder; and, except as set forth in the schedules and documents attached to this Agreement, the rights and benefits of the Company and each the CLA Companies thereunder will not be materially and adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not result in a material violation or breach or constitute a material default under any of the terms or provisions thereof. Except as set forth on Schedule 6.29, none of such leases, instruments, agreements, contracts, licenses, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect. The consummation of the transactions contemplated hereby will not give rise to any right of termination, cancellation or acceleration or result in the loss of any right or benefit thereunder.

         6.30 EXISTING CONDITION. Except as set forth in Schedule 6.30, between the Audited Balance Sheet Date and the date of this Agreement, neither the Company nor any CLA Company has:

                  (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

                  (b) sold, encumbered, assigned or transferred any assets, properties or rights or any interest therein, except for the sales in the ordinary course of business consistent with past practice, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of the Company or any CLA Company or any interest therein (other than as contemplated by Section 10.13 hereof);

                  (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance other than in the ordinary course of business consistent with past practice.

                  (d) except in the ordinary course of business consistent with past practice, made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, where such amendments, terminations, cancellations, modifications and waivers in the aggregate do not or could not reasonably be expected to have a material adverse effect on the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company or the CLA Company, taken as a whole;

                  (e) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $25,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

                  (f) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise), other than as directly caused by adverse economic conditions not specific to, or having an extraordinary impact upon, the Company and the CLA Companies;

                  (g) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

                  (h) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $25,000, except in the ordinary course of business consistent with past practice or such as may be involved in ordinary repair, maintenance or replacement of its assets;

                  (i) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its non-Stockholder employees or made any increase in, or any addition to, other benefits to which any of its non-Stockholder employees may be entitled;

                  (j) changed any of the accounting principles followed by it or the methods of applying such principles;

                  (k) changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

                  (l) agreed to take any of the actions referred to above.

         6.31 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Attached hereto as Schedule
6.31 is an accurate list, as of the date of this Agreement, of:

                  (a) the name of each financial institution in which the Company or any CLA Company has accounts or safe deposit boxes;

                  (b) the names in which the accounts or boxes are held;

                  (c) the type of account;

                  (d) the name of each person authorized to draw thereon or have access thereto; and

                  (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company or any CLA Company and a description of the terms of such power.

         6.32 BOOKS OF ACCOUNT. The books, records and accounts of the Company and each CLA Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of such Company. Neither the Company nor any CLA Company has engaged in any transaction, maintained any bank account or used any material funds of such entity except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business, except as set forth on Schedule 6.32.

         6.33 ENVIRONMENTAL MATTERS. (a) The Company and each CLA Company has secured, and is in compliance with, all Environmental Permits, with respect to any premises on which its business is operated, all of which Environmental Permits shall vest in the applicable Surviving Corporation upon consummation of the transactions contemplated hereby. The Company and each CLA Company is in compliance with all Environmental Laws.

                  (b) Neither the Company, any CLA Company nor Individual Stockholder has received any communication from any Governmental Entity that alleges that the Company or any CLA Company is not in compliance with any Environmental Laws or Environmental Permits.

                  (c) Neither the Company nor any CLA Company has entered into or agreed to any court decree or order, and no such entity is subject to any judgment, decree or order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

                  (d) No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of either Individual Stockholder, threatened to or against any assets or properties of the Company or any CLA Company pursuant to any Environmental Law.

                  (e) There has been no treatment, storage, disposal or release of any Hazardous Substance on any property owned, operated or leased by the Company or any CLA Company.

                  (f) Neither the Company nor any CLA Company has received a CERCLA 104(e) information request or has been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening.


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



                  (g) There are no aboveground tanks or underground storage tanks on, under or about any property owned, operated or leased by the Company or any CLA Company and any former aboveground or underground tanks on any property owned, operated or leased by the Company or any CLA Company have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

                  (h) There are no polychlorinated biphenyls ("PCBs") leaking from any article, container or equipment on, under or about any property owned, operated or leased by the Company or any CLA Company and there are no such articles, containers or equipment containing PCBs, and there is no asbestos containing material in a condition or location currently constituting a violation of any Environmental Law at, on, under or within any property owned, operated or leased by the Company or any CLA Company.

                  (i) The Company. the CLA Companies and the Individual Stockholders collectively have provided to UniCapital true and complete copies of, or access to, all written environmental assessment materials and reports in their possession that have been prepared by or on behalf of the Company or any CLA Company during the past five years.

         6.34 NO ILLEGAL PAYMENTS. Neither the Company nor any CLA Company and, to the knowledge of either Individual Stockholder, no affiliate, officer, agent or employee thereof, directly or indirectly, has, during the past five years, on behalf of or with respect to the Company or any CLA Company or any affiliate thereof, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided any services which were not legal to make or provide or which the Company or any CLA Company or any affiliate thereof or any such officer, agent or employee should have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) made any payment to any person or entity, or agent or employee thereof, in connection with any Lease (as hereinafter defined) to induce such person or entity to enter into a Lease transaction, (e) had any material transactions or material payments related to the Company or any CLA Company which are not recorded in their accounting books and records or (f) had any off-book bank or cash accounts or "slush funds" related to the Company or any CLA Company.

         6.35 LEASES. Schedule 6.35 hereto sets forth the Company's and each CLA Company's lease/financing arrangements as of the Audited Balance Sheet Date (which, together with all other lease/financing arrangements entered into by the Company or any CLA Company between such date and the Closing Date, are referred to herein as the "Leases"). The term "Lease Documents" means the lease arrangements and financing contracts evidencing the Leases described on Schedule 6.35, together with all related documents and agreements including master lease agreements, schedules or other addenda to such Leases, certificates of delivery and acceptance, UCC financing statements, remarketing agreements, residual guaranty agreements, insurance policies, guaranty agreements and other credit supports. The term "Equipment" means all equipment, inventory and other property described as being leased pursuant to a Lease, or in which the Company or any CLA Company is granted a security interest pursuant to a Lease. The term "Obligor" means any lessee party or other party obligated to pay or perform any obligations under or in respect of a Lease or the Equipment covered by a Lease (excluding the lessor party thereunder, but otherwise including any guarantor of a Lease or any vendor, manufacturer or similar party under a remarketing agreement, residual guaranty or similar agreement). The term "Scheduled Payments" means the monthly or periodic rental payments or installments of principal and interest under the terms of the Leases. Except as set forth in Schedule 6.35:

                  (a) There is no restriction or limitation in any of the Lease Documents or otherwise, restricting the Company or any CLA Company from executing this Agreement or entering into the transactions contemplated by this Agreement, other than consents which have been, or prior to the Closing will have been, obtained.

                  (b) The Company or applicable CLA Company owns or validly leases the Equipment covered by each Lease or has a vested and perfected first priority security interest in the Equipment.

                  (c) Each Lease is in full force and effect in accordance with its terms, and, to the knowledge of either Individual Stockholder, there has been no occurrence which would or might permit any Obligor to terminate such Lease or suspend or reduce any payments or obligations due or to become due in respect of such Lease or the related Lease Documents by reason of default by the lessor party under such Lease. To the knowledge of either Individual Stockholder, none of the Obligors in respect of a Lease or the related Lease Documents is the subject of a bankruptcy, insolvency or similar proceeding.

                  (d) Except for the delinquency in the payment of any Scheduled Payment that is not more than 90 days past due, there does not exist any default in the payment of any Scheduled Payments due under any Lease or the related Lease Documents, and there does not exist any other default, breach, violation or event permitting acceleration, termination or repossession under any Lease or the related Lease Documents or any event which, to the knowledge of any Stockholder, with notice and the expiration of any applicable grace or cure period, would constitute such a default, breach, violation or event permitting acceleration, termination or repossession under such Lease or the related Lease Documents.

                  (e) Neither the Company nor any CLA Company has acted in a manner which (nor has the Company nor any CLA Company failed to act where such failure to act) would alter or reduce any of such entity's rights or benefits under any manufacturer's or vendors' warranties or guarantees with respect to any Equipment.

                  (f) The Company and each CLA Company has complied with all requirements of any federal, state or local law, including usury laws, applicable to each Lease.

                  (g) Except as set forth in Schedule 6.35, each Lease has the following characteristics:

                           (i) such Lease was originated in the United States
and the Scheduled Payments thereunder are payable in U.S. dollars by Obligors domiciled in the United States;

                           (ii) the lessee party under such Lease has
unconditionally accepted the Equipment covered by such Lease;

                           (iii) at least one Scheduled Payment has been made by
the Obligor under each such Lease; and

                           (iv) no Obligor in respect of such Lease is an
affiliate of the Company or any CLA Company.

                  (h) Each Lease and the related Lease Documents are valid, binding, legally enforceable and non-cancelable obligations of the applicable Company, and to the knowledge of either Individual Stockholder, the other parties thereto, enforceable in accordance with their respective terms. Each Lease is a business obligation of the lessee thereunder and is not a "consumer transaction" under any applicable federal or state regulation.

                  (i) To the knowledge of either Individual Stockholder, no Lease or related Lease Document is the subject of a fraudulent scheme by any Obligor or any supplier of Equipment.

                  (j) Each item of Equipment is subject to a Lease.

                  (k) Each Lease is a fixed rate lease contract.

                  (l) No Lease or related Lease Document is subject to any right of rescission, set-off, counterclaim, abatement or defense, including any defense of usury, nor will the operation of any of the terms of any Lease or any related Lease Document or the exercise of any right or remedy thereunder render such Lease or any related Lease Document or the obligations thereunder unenforceable, or subject the same to any right of rescission, set-off, counterclaim, abatement or defense. No Obligor has asserted any right of rescission, set-off, counterclaim, abatement or defense to its obligations under a Lease or any related Lease Document.

                  (m) As to the Leases and the related Lease Documents, (i) none has been amended or modified (a) to extend the maturity date for a period of more than one year, or (b) to alter the amount or time of payment of any amount due thereunder; unless as to (a) and (b) such extension or alteration is reasonably expected to result in a net economic benefit to the Company and the CLA Companies, (ii) no indulgences or waivers have been granted in respect of the obligations of any Obligor under any Lease, and (iv) neither the Company nor any CLA Company has advanced any monies on behalf of any Obligor.

                  (n) Each Lease requires the Obligor thereunder at its own cost and expense to maintain the Equipment leased thereunder in good repair, condition and working order, and to the knowledge of either Individual Stockholder, each Obligor under a Lease is currently in compliance with such requirement.

                  (o) Each Lease requires the Obligor thereunder (i) to pay all fees, taxes (except income taxes), and other charges or liabilities arising with respect to the Equipment leased thereunder or the use thereof, (ii) to keep the Equipment free and clear of any and all liens, security interests and other encumbrances, other than security interests of the applicable Company, (iii) to hold harmless the lessor thereunder and its successors and assigns against the imposition of any fees, charges, liabilities and encumbrances, (iv) to bear all risk of loss associated with the Equipment covered by or securing the obligations under such Lease during the term of such Lease and (v) to maintain at the cost of the Obligor public liability and casualty insurance in respect of such Equipment covered by such Lease.

                  (p) Except as set forth on Schedule 6.35, each Lease involves either the lease of tangible personal property owned, either beneficially or legally, or leased by the Company or the applicable CLA Company or the loan of money secured by a security interest in tangible personal property owned by the Obligor thereunder.

                  (q) Neither the Company nor any CLA Company has received any notice challenging its ownership or the priority of its security interest in the Equipment covered by each Lease, and there are no proceedings pending before any court or governmental entity or, to the knowledge of the Stockholders, threatened by any Obligor or other party, (i) asserting the invalidity of any Lease or the related Lease Documents, (ii) seeking to prevent payment or performance by any Obligor of any Lease or any of the terms of the related Lease Documents, or (iii) seeking any determination or ruling that might adversely affect the validity or enforceability of any Lease or any of the terms or provisions of the related Lease Documents.

                  (r) As to each Lease, there are no material agreements or understandings between the Company or any CLA Company and the Obligors in respect of such Lease or otherwise binding on the Company or any CLA Company other than as expressly set forth in the Lease and the related Lease Documents.

         6.36 LEASE FUNDING. The Company and each CLA Company is in compliance with all of the material terms and covenants of, and is not in material default or breach under, each agreement, contract, understanding or arrangement with any funding source for the Leases.

         6.37 DISCLOSURE. The Company and each CLA Company has delivered, or in the case of the Leases, Lease Documents and loan documents made available to, UniCapital true and

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



complete copies of each agreement, contract, commitment or other document (or, in the case of any such document not in the possession of reasonably available to the Company or a CLA Company or an Individual Stockholder, accurate and complete summaries thereof) that is referred to in the schedules to this Agreement that have been requested by UniCapital or its representatives. Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement and the schedules hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading. If either Individual Stockholder become aware of any fact or circumstance that would materially change a representation or warranty of the Individual Stockholders in this Agreement or any representation made on behalf of the Company or any CLA Company, then such Stockholder shall as promptly as practical give notice of such fact or circumstance to UniCapital. However, such notification shall not relieve any of the Stockholders of their respective obligations under this Agreement, and at the sole option of UniCapital, the truth and accuracy of any and all warranties and representations of the Individual Stockholders, at the date of this Agreement and at the Closing, shall be a precondition to the consummation of this transaction.


7.       REPRESENTATIONS OF UNICAPITAL AND NEWCO

         As of the date hereof and as of each of the Closing Date and the Merger Effective Date, UniCapital and Newco, jointly and severally, represent and warrant as follows:

         7.1 CORPORATE EXISTENCE. UniCapital is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Immediately prior to the Effective Time, each of UniCapital and Newco will be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so qualified.

         7.2 UNICAPITAL STOCK. The shares of UniCapital Stock to be issued and delivered to the Stockholders on the Merger Effective Date, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable shares, and except for restrictions upon resale, will be legally equivalent in all respects to the majority of UniCapital Stock issued and outstanding as of the date hereof. The UniCapital Stock to be issued upon the conversion of Company Stock pursuant to the terms of this Agreement will be free and clear of all liens, encumbrances and claims of every kind, other than restrictions upon transfer contained herein and other than any liens, encumbrances or claims arising other than by the actions of UniCapital or Newco.

         7.3 CORPORATE POWER AND AUTHORIZATION. UniCapital and Newco have the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement and all related documents and agreements required to be executed and delivered by UniCapital and Newco in accordance with the provisions hereof (the "UniCapital Documents") have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by UniCapital and Newco and constitutes, and the UniCapital Documents when executed and delivered will constitute, the legal, valid and binding obligations of UniCapital and Newco enforceable against UniCapital and Newco in accordance with its terms.

         7.4 NO CONFLICTS. The execution, delivery and performance of this Agreement by UniCapital and Newco will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which UniCapital or Newco is subject, (b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to UniCapital or Newco, (c) the charter documents of UniCapital or Newco, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization, or other instrument, document or understanding, oral or written, to which UniCapital or Newco is a party, by which UniCapital or Newco may have rights or by which any of the properties or assets of UniCapital or Newco may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of UniCapital or Newco thereunder. Except for filing the Articles of Merger, filings under the HSR Act and except as aforesaid, no authorization, approval or consent of, and no registration or filing, provided that with respect to such Act the representation set forth in this sentence shall be limited to those facts of which UniCapital or Newco has knowledge) with, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement by UniCapital or Newco.

         7.5 CAPITALIZATION OF UNICAPITAL. The IPO will result in an aggregate market capitalization of UniCapital that will exceed Three Hundred Million Dollars ($300,000,000), as determined by multiplying the outstanding shares of UniCapital immediately following the closing by the IPO Price.

         7.6 COMPLIANCE WITH LAW; AUTHORIZATIONS. Each of UniCapital and Newco has complied with each, and is not in violation of Regulations to which UniCapital's and Newco's respective business, operations, assets or properties is subject. Each of UniCapital and Newco owns, holds, possesses or lawfully uses in the operation of its business all Authorizations which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by UniCapital and Newco, respectively, in the conduct of the business of such company, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. Neither UniCapital nor Newco is in default, nor has UniCapital or Newco received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No stockholder and no director, officer, employee or former employee of UniCapital of Newco any of their affiliates, or any other person, firm or corporation, owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which UniCapital or Newco owns, possesses or uses in the operation of the business of UniCapital and Newco as now or previously conducted.

         7.7 TRANSACTIONS WITH AFFILIATES. Except as described in the Registration Statement, no stockholder and no director, officer or employee of UniCapital or Newco, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement or understanding, business arrangement or relationship with UniCapital or Newco.

         7.8 LITIGATION. (a) No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of UniCapital and Newco, threatened against UniCapital or Newco which relates to the transactions contemplated by this Agreement.

                  (b) Except as set forth on Schedule 7.8, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of UniCapital or Newco, threatened against UniCapital or Newco or which relates to UniCapital or Newco.

                  (c) Neither UniCapital nor Newco is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority."

         7.9 REGISTRATION RIGHTS As of the date hereof and as of the Merger Effective Date, no officer, director or shareholder of UniCapital will have been granted any registration rights with respect to the registration of any shares of capital stock of UniCapital.

         7.10 MISCELLANEOUS. Prior to the consummation of the Merger, UniCapital and Newco will have no material properties or assets and are not party to any contracts other than this Agreement, the letter of intent among the parties to this Agreement, certain employment agreements with officers of UniCapital, certain real property leases relating to the principal executive offices of UniCapital, and those agreements and letters of intent listed on Schedule 7.9 hereto.


8.       COVENANTS

         The following covenants shall apply during the period from and after the date hereof through the Closing Date.

         8.1 BUSINESS IN THE ORDINARY COURSE. Except as otherwise expressly contemplated by this Agreement, the Stockholders shall cause the Company and each CLA Company to conduct its respective business solely in the ordinary course and consistent with past practice.

         8.2 EXISTING CONDITION. To the extent within the reasonable control of the Stockholders, the Stockholders shall not suffer the Company or any CLA Company to cause or permit to occur any of the events or occurrences described in Section 6.30 hereof; provided that Aircraft 46941, Inc. or the Stockholders shall be permitted to transfer title of a Varig leased DC10-30 to NIB, the lender, in exchange for a complete release of any remaining obligations with respect to such aircraft. In addition, the Company and the CLA Companies shall not make any distributions to the Stockholders after the end of business on the day prior to the Closing Date.

         8.3 MAINTENANCE OF PROPERTIES AND ASSETS. Except as otherwise expressly contemplated by this Agreement, the Stockholders shall cause the Company and each CLA Company to use its reasonable commercial efforts to, maintain and service its properties and assets in order to preserve their value and usefulness in the conduct of their respective businesses.

         8.4 EMPLOYEES AND BUSINESS RELATIONS. The Stockholders shall cause the Company and each CLA Company to use its reasonable commercial efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others with whom or with which it has business relations.

         8.5 MAINTENANCE OF INSURANCE. The Stockholders shall cause the Company and each CLA Company to notify UniCapital of any material changes in the terms of the insurance policies and binders referred to on Schedule 6.20 hereto.

         8.6 COMPLIANCE WITH LAWS, ETC. The Stockholders shall cause the Company and each CLA Company to comply with all laws, ordinances, rules, regulations and orders applicable to the Company and each CLA Company or its business, operations, properties or assets, except where the noncompliance with which could not reasonable be expected to materially adversely affect the Company or such CLA Company.

         8.7 CONDUCT OF BUSINESS. The Stockholders shall cause the Company and each CLA Company to use its reasonable commercial efforts to conduct its business in such a manner that on the Closing Date and on the Merger Effective Date the representations and warranties of the Stockholders contained in this Agreement shall be true as though such representations and warranties were made on and as of each such date (except to the extent such representations or warranties expressly speak as of a specific date), and the Stockholders shall cause the Company and each CLA Company to use its reasonable commercial efforts to cause all of the conditions to the obligations of UniCapital and the Stockholders under this Agreement to be satisfied on or prior to the Closing Date. The Stockholders shall cause the Company and each CLA Company to, maintain credit underwriting standards consistent with past practices.

         8.8 ACCESS. Upon prior reasonable notice, the Stockholders shall cause the Company and each CLA Company to give to UniCapital's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Company and the CLA Companies and shall permit them to consult with the officers, employees, accountants, counsel and agents of the Company and the CLA Companies for the purpose of making such investigation of such entities as UniCapital shall reasonably request; provided that such investigation shall not unreasonably interfere with such entities business operations, and provided, further, that UniCapital shall not contact or consult with any non-officer employees of the Company without the Company's prior consent, which consent shall not be unreasonably withheld. Furthermore, the Stockholders shall cause the Company and each CLA Company to furnish to UniCapital all such documents and copies of documents and records and information with respect to the affairs of such entity and copies of any working papers relating thereto as UniCapital shall from time to time reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 8.8 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

         8.9 PRESS RELEASES AND OTHER COMMUNICATIONS. The Stockholders shall cause the Company and each CLA Company to refrain from giving notice to third parties or otherwise make any press release or other public statement concerning this Agreement or the transactions contemplated hereby. No Stockholder shall, and the Stockholders shall cause the Company and each CLA Company not to, grant any interview, publish any article, report or statement, or respond to any press inquiry or other inquiry of any third party relating to this Agreement, the business of the Company or the CLA Companies, the business (current and proposed) of UniCapital, the Registration Statement (as defined below), the IPO or any other matter connected with any of the foregoing without the express prior written approval of UniCapital, and all inquiries and questions with respect to any of the foregoing shall be coordinated through Robert New, Chief Executive Officer of UniCapital. Each Stockholder shall, and shall cause the Company and the CLA Companies to, coordinate all communications with the employees and agents of the Company or any CLA Company concerning this Agreement or the transactions contemplated hereby through UniCapital prior to making any such communication. Notwithstanding the above, the Stockholders may communicate, whether oral or in writing, with any lenders, lessors, customers, suppliers or any other parties from whom any consents, approvals or waivers are necessary or advisable, or to whom notice is necessary or advisable, as well as with any professional advisors with respect to the transactions contemplated by this Agreement and related matters. Notwithstanding the foregoing, this Section 8.9 shall not be interpreted to prevent the Company, any CLA Company or any Stockholder from disclosing information as compelled by a court order, provided, however, that prior to disclosing any information concerning this Agreement or the transaction contemplated hereby in response to

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



any such court order, the Stockholders shall, or shall cause the Company or the applicable CLA Company to, provide UniCapital with prompt notice of the court order so that UniCapital may take whatever action it deems appropriate to prohibit such disclosure.

         8.10 EXCLUSIVITY. Except with respect to this Agreement and the transactions contemplated hereby, no Stockholder and none of their affiliates shall, and each of them shall cause the Company and each CLA Company and their respective employees, agents and representatives (including any investment banking, legal or accounting firm retained by it or them and any individual member or employee of the foregoing) (each, an "Agent") not to, (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its Stockholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any portion of the assets or any equity securities of, the Company or any CLA Company other than any such transaction effected or to be effected in the ordinary course of business (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to an Acquisition Proposal, (c) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal, or (d) enter into or consummate any agreement or understanding with any person or entity relating to an Acquisition Proposal, and the Merger contemplated hereby. If the Company, any CLA Company or any Stockholder, or any of their respective Agents, have provided any person or entity (other than UniCapital) with any confidential information or data relating to an Acquisition Proposal, then the Stockholders shall request the immediate return thereof. The Stockholders shall notify UniCapital immediately if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, it or any individual or entity referred to in the first sentence of this Section 8.10. The covenant contained in this Section 8.10 shall not survive any termination of this Agreement pursuant to Sections 13.1,
13.2 or 13.3.

         8.11 SUPPLIER APPROVAL. Prior to the Closing Date, the Stockholders will cause the Company and each CLA Company to satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under applicable supplier agreements, and shall provide UniCapital with satisfactory evidence of such approvals.

         8.12 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the Stockholders will cause the Company and each CLA Company to satisfy any requirement for notice of the transactions contemplated by this Agreement under any applicable collective bargaining agreement, and shall provide UniCapital with proof that any required notice has been provided.

         8.13 NOTIFICATION OF CERTAIN MATTERS. (a) The Stockholders shall give prompt notice to UniCapital of (i) the occurrence or non-occurrence of any event known to any Stockholder the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in Article 6 to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure of any Stockholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder.

                  (b) UniCapital shall give prompt notice to each Stockholder of
(i) the occurrence or non-occurrence of any event known to UniCapital the occurrence of non-occurrence of which would be likely to cause any representation or warranty contained in Article 7 to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure of UniCapital to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  (c) The delivery of any notice pursuant to this Section 8.13 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 8.14, (ii) modify the conditions set forth in Sections 9 and 10 or
(iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         8.14 AMENDMENT OF SCHEDULES. Each party shall have, with respect to the representations and warranties of such party contained in this Agreement, an obligation until the Merger Effective Date to supplement or amend the schedules hereto within two days of each filing with the SEC of an amendment to the Registration Statement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the schedules, provided that no amendment or supplement to a Schedule that constitutes or reflects a material adverse change in the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company or the CLA Companies, taken as a whole (a "Material Adverse Amendment"), may be made unless UniCapital consents to such amendment or supplement; and provided further, however, that UniCapital may not withhold consent to such Material Adverse Amendment if the same relates to (i) changes in facts or circumstances occurring subsequent to the date hereof, or (ii) facts and circumstances existing as of the date hereof that were not disclosed by the Stockholders because they did not have knowledge of them (but, with respect to facts and circumstances described in (ii) only to the extent that the omission thereof from Schedules attached hereto as of the date hereof was not the result of a lack of good faith diligence on the part of the Stockholders). Notwithstanding the foregoing, (i) if any such amendment or supplement relates to changes in facts or circumstances occurring subsequent to the date of this Agreement and such amendment or supplement constitutes or reflects a Material Adverse Amendment, then such amendment or supplement shall be accepted by UniCapital subject to the provisions of Section 12.2 hereof and
(ii) no amendment of or supplement to a schedule shall be made later than 48 hours prior to the anticipated effectiveness of the Registration Statement defined in Section 9.4. Only (i) the schedules attached to this Agreement at the time of its execution and (ii) amended schedules as accepted under the standards and provisions of this Section 8.14, shall be deemed to be part of this Agreement in accordance with Section 19.3 hereof. UniCapital shall provide the Individual Stockholders with no less than five days notice of the filing of any amendment of the

Registration Statement for the purposes of the first sentence of this Section 8.14, and in the absence of the provision of such notice, UniCapital will be deemed to have waived the requirement of the Individual Stockholders to have updated the Schedules to this Agreement with respect to that specific filing with the SEC.

         8.15 LITIGATION MATTERS. The parties hereby agree that all expenses, benefits, awards or ultimate liability associated with the litigation as listed on Schedule 6.25 shall remain solely with the Stockholders. The Stockholders shall be entitled to control the conduct, settlement or resolution of such litigation; provided, however, if the existence of any such litigation is having a materially adverse effect on the business of the Company or is reasonably likely to have a material adverse impact on the business of the Company, then UniCapital shall have the right to participate in the conduct of such litigation. UniCapital shall not under this Agreement or any other agreement be entitled to, or subjected to, any expenses, benefits, awards or ultimate liability associated with such litigation. Following the Closing, UniCapital and the Company will take such action as may be necessary or desirable to effectuate the foregoing.


9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND
         THE STOCKHOLDERS

         The obligations of the Stockholders hereunder are subject to the satisfaction on or prior to the Closing Date (or such earlier date specified below) of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties of UniCapital and Newco contained in Article 7 shall be accurate as of the Closing Date and (except to the extent representations and warranties expressly speak as of an earlier date) as of the Merger Effective Date as though such representations and warranties had been made as of such times; all of the terms, covenants and conditions of this Agreement to be complied with and performed by UniCapital and Newco on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated the Merger Effective Date and signed by a duly authorized agent, the President or any Vice President of UniCapital shall have been delivered to the Stockholders.

         9.2 EMPLOYMENT AGREEMENTS. The Surviving Corporation shall have executed and delivered Employment Agreements, in the form of Annex VII attached hereto, to each of the persons listed on Schedule 9.2 hereto.

         9.3 OPINION OF COUNSEL. The Stockholders shall have received an opinion from counsel for UniCapital, dated the Merger Effective Date, to the effect that:

                  (a) UniCapital and Newco have been duly organized and are validly existing in good standing under the laws of their respective states of incorporation;

                  (b) this Agreement has been duly authorized, executed and delivered by UniCapital and Newco and constitutes a valid and binding agreement of UniCapital and Newco enforceable in accordance with its terms, except (i) as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors, (ii) as the same may be subject to the effect of general principles of equity and (iii) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

                  (c) the shares of UniCapital Stock to be received by the Stockholders on the Merger Effective Date shall be duly authorized, fully paid and nonassessable; and

                  (d) the execution, delivery and performance of this Agreement and the consummation of any transactions contemplated hereby will not conflict with, or result in a breach or violation of, the Certificate of Incorporation or Bylaws of UniCapital or Newco.

         9.4 REGISTRATION STATEMENT. UniCapital shall have filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-1 covering the offer and sale of shares of UniCapital Stock in the IPO (the "Registration Statement"). The Registration Statement shall have been declared effective by the SEC not later than June 30, 1998, UniCapital and the underwriters named therein shall have executed the Underwriting Agreement and the underwriters named therein shall have agreed to acquire, subject to the conditions set forth in the Underwriting Agreement, the shares of UniCapital Stock covered by the Registration Statement. There shall have been no stop-order issued (that remains in effect) by the Securities and Exchange Commission with respect to the Registration Statement.

         9.5 HSR ACT. The waiting period applicable to the consummation of the Unified Transaction under the HSR Act shall have expired or been terminated.

10.      CONDITIONS PRECEDENT TO OBLIGATIONS OF UNICAPITAL AND
NEWCO

         The obligations of UniCapital and Newco hereunder are subject to the satisfaction, on or prior to the Closing Date (or such earlier date specified below), of the following conditions:

         10.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The Individual Stockholders shall have delivered to UniCapital a certificate dated the Merger Effective Date and signed by them to the effect that all of the representations and warranties of the Stockholders contained in this Agreement shall be true on and as of the Closing Date and (except to the extent the representations and warranties expressly speak as of an earlier date) as of the Merger Effective Date with the same effect as though such representations and warranties had been made on and as of such dates, except for matters expressly disclosed in the certificate or a schedule thereto (which shall not serve to modify any representation or warranty made herein or in any other document or otherwise in information supplied by the Company, any CLA Company or any Stockholder); and each and all of the agreements of the Stockholders, the Company or any CLA Company to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed.

         10.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by UniCapital of the Company Stock and no governmental agency or body shall have taken any other action or made any request of UniCapital as a result of which the management of UniCapital deems it inadvisable to proceed with the transactions hereunder.

         10.3 EXAMINATION OF FINANCIAL STATEMENTS. Prior to the Closing Date, UniCapital shall have had sufficient time to review the unaudited combined balance sheets of the Company and the CLA Companies as of the end of the most recently completed calendar month, and the unaudited combined statements of income, cash flows and stockholders' equity of the Company and the CLA Companies for the periods then ended, which statements shall have disclosed no material adverse change in the financial condition of the Company and the CLA Companies taken as a whole or the results of their combined operations from the financial statements originally furnished as set forth in Schedule 6.12.

         10.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company and the CLA Companies, taken as a whole, shall have occurred, and neither the Company nor any CLA Company shall have suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance, since the Audited Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of such entity to conduct its business as now conducted or as proposed to be conducted; and UniCapital shall have received on the Closing Date a certificate signed by the Stockholders and dated the Merger Effective Date to such effect. Notwithstanding the foregoing, it shall not be considered a material adverse change or a material loss or damage in the event Aircraft 46941, Inc. transfers title of a Varig leased DC10-30 to NIB, the lender, in exchange for a complete release of any remaining obligations with respect to such aircraft.

         10.5 REGULATORY REVIEW. UniCapital, through its authorized representatives, shall have completed a satisfactory review of the practices and procedures of the Company and each CLA Company including environmental and land use practices, import and export laws, compliance with contracts and federal, state and local laws and regulations governing the respective operations of the Company and the CLA Companies, which review reflects compliance with all applicable laws governing the Company and each CLA Company, disclosing no material actual or probable violations, compliance problems, required capital expenditures or other substantive environmental, real estate and land use related concerns and which review is otherwise satisfactory in all respects to UniCapital, in its sole discretion.


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



         10.6 STOCKHOLDERS' RELEASE. Except as set forth on Schedule 10.6, at the Closing Date, the Stockholders shall have delivered to UniCapital an instrument dated the Merger Effective Date releasing the Company and each CLA Company from any and all claims of the Stockholders against the Company and each CLA Company.

         10.7 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 9.2 shall have executed and delivered an Employment Agreement in the form of Annex VII attached hereto.

         10.8 OPINION OF COUNSEL. UniCapital shall have received an opinion from Milbank, Tweed, Hadley & McCloy, counsel to the Stockholders, dated the Merger Effective Date, in form and substance reasonably satisfactory to UniCapital, to the effect that the Merger is effective under all applicable state laws and that, with respect to the Company and the CLA Companies (including the Resulting Company):

                  (a) the Company has been duly incorporated and the Company and each CLA Company is validly existing and in good standing under the laws of the state of its incorporation;

                  (b) to the knowledge of such counsel, the Company and each CLA Company is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner now conducted;

                  (c) the authorized and outstanding capital stock of the Company and each CLA Company is as represented by the Stockholders in this Agreement and each share of such stock has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of any statutory, or such counsel's knowledge, contractual, preemptive rights of any stockholder;

                  (d) to the knowledge of such counsel, neither the Company or any CLA Company has any outstanding options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any of its capital stock;

                  (e) this Agreement has been duly executed and delivered by each Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable in accordance with its terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency and other similar laws relating to or affecting the rights of creditors and except (i) as the same may be subject to the effect of general principles of equity and (ii) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

                  (f) each Transaction Document contemplated by this Agreement to be executed by the Company or any CLA Company has been duly authorized, executed and delivered by each such entity and constitutes a valid and binding agreement of such entity, enforceable in accordance with its terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity;

                  (g) upon consummation of the Merger contemplated by this Agreement, UniCapital will receive valid title to the Company Stock, free and clear of all "adverse claims" (as defined in the Uniform Commercial Code applicable in the state of New York) known to such counsel;

                  (h) no notice to, consent, authorization, approval or order of any court or governmental agency or body is required in connection with the execution, delivery or consummation of this Agreement by any Stockholders or for the transfer to UniCapital of the Company Stock; and

                  (i) the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions of the Company's or any CLA Company's charter documents or the bylaws or any Contract or Lease listed on
Schedule 6.17 and 6.35.

Such opinion shall include any other matters incident to the matters set forth herein as agreed to by the parties and their respective counsel.

         10.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

         10.10 GOOD STANDING CERTIFICATES. Stockholders shall have delivered to UniCapital certificates, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the appropriate governmental authority in the Company's and each CLA Company's state of incorporation and, unless waived by UniCapital, in each state in which the Company and or any CLA Company is authorized to do business, showing that each such entity is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for such entity for all periods prior to the dates of such certificates have been filed and paid.

         10.11 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC, and UniCapital and the representatives of the underwriters named in the Registration Statement shall have executed the Underwriting Agreement. There shall have been no stop-order issued (that remains in effect) by the Securities and Exchange Commission with respect to the Registration Statement.

         10.12 HSR ACT. The waiting period applicable to the consummation of the Unified Transaction under the HSR Act shall have expired or been terminated.

         10.13 AIRCRAFT 46941. Either (a) the DC-10-30 aircraft held by Aircraft 46941, Inc. shall have been returned to the lender whose indebtedness is secured by such aircraft in full satisfaction of such indebtedness prior to Closing and with a release of Aircraft 46941, Inc. of all liability and obligation with respect to such DC-10-30 aircraft, or (b) all of the equity interests in Aircraft 46941, Inc. shall be retained by the Stockholders and therefore not contributed to the Company prior to the Merger Effective Time and therefore not acquired by UniCapital or Newco, either directly or indirectly, as part of the Merger.

11.      COVENANTS OF UNICAPITAL

          11.1 UNICAPITAL STOCK OPTIONS. Upon the effective date of the Registration Statement (but subject in all events to the consummation of the Merger), UniCapital shall make available options to purchase that number of shares of UniCapital Stock having a fair market value on the effective date of the Registration Statement, based upon the IPO price per share set forth in the Underwriting Agreement, equal to 6.25% of the Effective Date Consideration (valuing the UniCapital Stock to be issued as part of the Effective Date Consideration at the IPO price per share for the purposes of this Section 11.1) to be granted to those non-Stockholder key employees of the Surviving Corporation after the Closing as are designated by the principal executive officer of the Surviving Corporation who is entering into an Employment Agreement pursuant to Section 9.2 hereof (or such other officer designated by the Surviving Corporation and acceptable to UniCapital). Not later than seven days prior to the effective date of the Registration Statement, the officer designating the recipients of such options shall provide to UniCapital a written list of the names of those designated recipients who will receive options exercisable at the IPO price and the relative percentages of the 6.25% option pool provided under this Section 11.1 to be awarded to each recipient, as well as the percentage of options, if any, to be reserved for future issuance. Any options reserved for future issuance shall be granted at an exercise price equal to the fair market value of UniCapital Stock as of the date of grant. All options shall be granted in accordance with UniCapital's policies, and authorized and issued under the terms of UniCapital's principal stock option plan for the benefit of employees of UniCapital and its subsidiaries.

          11.2 INFORMATION FILING. To the extent the Unified Transaction is a transaction that falls within Section 351 of the Code, UniCapital shall file all information required to be filed by it pursuant to Treasury Regulation Section 1.351-3(b).

          11.3 HSR FILING. To the extent the Merger is a transaction subject to the filing requirements of the HSR Act, UniCapital shall use its reasonable best efforts to (a) file all information required to be filed by it pursuant to such act and (b) provide the Stockholders with all information reasonably requested and required by it to satisfy any filing requirements it may have under such Act.

         11.4 RELEASE FROM GUARANTEES; INDEBTEDNESS.. Not later than 120 days following the Merger Effective Date, UniCapital shall cause the Stockholders to be released from any and all personal guarantees of the indebtedness of the Company at the Closing Date set forth on Schedule 11.4; provided, that, in the event that the beneficiary of any such guarantee is unwilling to permit the substitution of UniCapital's guarantee for the Stockholder's guarantee or the assumption by UniCapital of the indebtedness, or in the event that the lender with respect to the indebtedness to which such guarantee relates accelerates such indebtedness whether or not prior to such 120 day period because of the consummation of the transactions contemplated hereby, UniCapital shall repay up to that amount of recourse indebtedness set forth on Schedule 11.4. The failure of the Company to obtain the consent of its lenders to the change of control of the Company or the CLA Companies or the substitution of a UniCapital guaranty or the assumption by UniCapital of the indebtedness set forth on Schedule 11.4 shall not be deemed a breach hereunder.


12.      INDEMNIFICATION; SURVIVAL

         12.1 GENERAL INDEMNIFICATION BY STOCKHOLDERS. After the Effective Time, subject to the limitations contained in Section 12.5 hereof, each Stockholder shall indemnify, defend, protect and hold harmless UniCapital and its officers, stockholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement until the Expiration Date (as defined in Section 12.6) from and against all claims, damages, losses, liabilities, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including reasonable attorneys' fees and expenses of investigation) (collectively, "Losses") incurred by UniCapital as a result of or arising from (a) any breach of the representations and warranties made by the Individual Stockholders set forth herein or on the schedules or certificates delivered in connection herewith, (b) any nonfulfillment of any covenant or agreement on the part of any Stockholder under this Agreement, or (c) any liability under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other federal or state law or regulation, at common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact relating to the Company, any CLA Company or any Stockholder contained under the "Identified Disclosure" (as defined below) or (ii) any omission or alleged omission to state in the Identified Disclosure of a material fact relating to the Company, any CLA Company or any Stockholder required to be stated therein or necessary to make the statements therein not misleading, which information was provided to UniCapital or its counsel by the Company, any CLA Company or any Stockholder; provided, however, that such indemnity shall not inure to the benefit of UniCapital or any other indemnified person, Newco or the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or such omission (or alleged omission) occurred in, any preliminary prospectus and the Company, any CLA Company or the Stockholders provided, in writing, corrected information to UniCapital for inclusion in the final prospectus, and such information was not so included. For purposes hereof, the term "Identified Disclosure" means (i) the disclosure contained under the captions "PROSPECTUS SUMMARY--The Founding Companies--Cauff, Lippman Aviation, Inc. ("Cauff Lippman")," MANAGEMENT'S ANALYSIS AND DISCUSSION OF FINANCIAL

CONDITION AND OPERATION RESULTS--The Founding Companies--Cauff, Lippman Aviation, Inc." and BUSINESS--The Founding Companies--Cauff, Lippman Aviation, Inc." or (ii) under any other caption identified in writing by UniCapital to the Stockholders as being included in the Identified Captions in any preliminary prospectus or the final prospectus forming a part the Registration Statement, or any amendment thereof or supplement thereto (including any additional registration statement filed pursuant to Rule 462(b) under the Securities Act), which disclosure was provided or was based upon information or documents provided to UniCapital or its counsel by the Company, any CLA Company or any Stockholder.

         12.2 SPECIFIC INDEMNIFICATION BY STOCKHOLDERS. Subject to the limitations contained in Section 12.5 hereof, notwithstanding any disclosure made in this Agreement or in the schedules or exhibits hereto, and notwithstanding any investigation by UniCapital or Newco, each Stockholder, jointly and severally, shall indemnify, defend, protect and hold harmless UniCapital and its respective officers, stockholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement, from and against all Losses as a result of or incident to: (a) the existence of liabilities of the Company or any CLA Company (i) that are required to be set forth on Schedules 6.13(a) or (b) that have not been so set forth or (ii) the ultimate assessment of any liability in excess of any amount set forth on
Schedule 6.13(b), to the extent of such excess; (b) the failure of the Company, any CLA Company or any Stockholder to file all required Form 5500's prior to the Merger Effective Date; (c) the litigation matters listed on Schedule 6.20; (d) any liabilities that are incurred by UniCapital, the Company or any CLA Company as a result of any tax matters identified on Schedule 12.2 hereto; and (e) any Material Adverse Amendments.

         12.3 INDEMNIFICATION BY UNICAPITAL AND NEWCO. Subject to the limitations contained in Section 12.5 hereof, UniCapital and Newco, jointly and severally, shall indemnify, defend, protect and hold harmless the Stockholders at all times from and after the date of this Agreement from and against all Losses incurred by the Stockholders as a result of or arising from (a) any breach of the representations and warranties made by UniCapital and Newco set forth herein or on the schedules or certificates attached hereto, (b) any nonfulfillment of any covenant or agreement on the part of UniCapital under this Agreement, or (c) any liability under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to UniCapital (including all of the companies (other than the Company or any CLA Company) acquired by UniCapital as part of the Unified Transaction, but with respect to such untrue statement or alleged untrue statements made by any such other company, only to the extent that UniCapital is actually indemnified by such other company) contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto (including any registration statement filed pursuant to Rule 462(b) under the Securities Act), or arising out of or based upon any omission or alleged omission to state therein a material fact relating to UniCapital (including all of the companies (other than the Company or any CLA Company) acquired by UniCapital as part of the Unified Transaction, but with respect to such omission or alleged omission of any such other company, only to the extent that UniCapital is actually indemnified by such other company) required to be stated therein or necessary to make the statements therein not misleading, which liability is not the subject of indemnification of UniCapital pursuant to Section 12.1(c) above, or any personal liability imposed on or asserted against any Stockholder (exclusively in their capacity as a former stockholder of the Company or any CLA Company) as a result of any act or omission that occurs after the Effective Time by UniCapital or any of its officers, directors, affiliates, subsidiaries, agents or employees.

         12.4 THIRD PARTY CLAIMS.

                  (a) In order for a party hereto eligible to be indemnified hereunder (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person or entity against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the parties obligated to provide indemnification pursuant to Section 12.1, 12.2, or 12.3 hereof (each, an "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim within 30 business days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. To the extent the Indemnifying Party has actually paid any amount to the Indemnified Party in respect of any Loss in connection with such Third Party Claim, the Indemnifying Party shall have a right of subrogation with respect to such Third Party Claim to the extent of such payment.

                  (b) The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel (provided that such counsel is not reasonably objected to by the Indemnified Party and provided further that selection for these purposes of Milbank, Tweed, Hadley & McCloy, absent any actual or reasonably likely conflict of interest with respect to parties or defenses, shall not be objected to by UniCapital), any Third Party Claim as the Indemnifying Party pursues the same in good faith and diligently and so long as the Third Party Claim does not relate to an actual or potential Loss to which
Section 12.4(e) applies in which the Indemnified Party is UniCapital, Newco or the Surviving Corporation. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel). After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses, and except in the case of a Third Party Claim relating to an actual or potential Loss to which Section 12.4(e) applies in which the Indemnified Party is UniCapital, Newco or the Surviving Corporation.

                  (c) No Indemnifying Party shall, in the defense of any Third Party Claim, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or matter.

                  (d) If the Indemnifying Party does not assume the defense of any Third Party Claim, then the Indemnified Party may defend against such Third Party Claim in such manner as it deems appropriate at the expense of the Indemnifying Party.

                  (e) Notwithstanding anything to the contrary in this Article 12, if at any time, in the reasonable opinion of UniCapital, as the Indemnified Party (notice of which opinion shall be given in writing to the Indemnifying Party), any Third Party Claim seeks material prospective relief which could have a material adverse effect on any such Indemnified Party or any subsidiary, then such Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense (including fees and disbursements of counsel and experts, as well as any sampling, testing, investigation, removal, treatment or remediation undertaken by UniCapital and all counseling or engineering fees and expenses related thereto) shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, then the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

         12.5 LIMITATIONS ON INDEMNIFICATION. No Indemnified Party shall assert any claim (other than a Third Party Claim) for indemnification hereunder until such time as the aggregate of all claims which such Indemnified Party may have against an Indemnifying Party shall exceed $800,000 (the "Basket Amount"), at which time an Indemnified Party shall be entitled to seek indemnification pursuant to this Article 12, but only to the extent that such claims, in the aggregate, exceed the Basket Amount. For purposes of this Section 12.5, the Stockholders shall

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



be considered to be a single Indemnifying and Indemnified Party and UniCapital and Newco shall be considered to be a single Indemnifying and Indemnified Party. Notwithstanding any other term of this Agreement, in no event shall any Stockholder be liable under this Article 12 for an amount which exceeds the aggregate value (determined at the Merger Effective Date) of the Merger Consideration received by such Stockholder under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the limitations upon indemnification contained in this Section 12.5 shall not apply to Losses arising out of (i) any breach of the representations and warranties of the Individual Stockholders contained in Sections 6.4, 6.5, 6.14, 6.25, 6.27 and 6.33 hereof or
(ii) any breach by UniCapital of any of its covenants under this Agreement. Notwithstanding the foregoing, the Basket Amount shall automatically increase by an amount (such amount is referred to as the "Basket Adjustment") equal to one percent of any Earn-Out Consideration that is finally determined to be due to the Stockholders pursuant to Section 2.5 hereof. If the Basket Amount is adjusted pursuant to the preceding sentence after such time as any Indemnified Party, pursuant to this Article 12, has collected an amount in excess (such excess amount is referred to as the "Excess Indemnity") of the Basket Amount (prior to giving effect to the applicable Basket Adjustment), then such Indemnified Party, within 10 business days after the final determination of such Earn-Out Consideration, shall pay to the Indemnifying Party an amount equal to the lesser of applicable Basket Adjustment or the Excess Indemnity. In addition, notwithstanding any provision of this Agreement to the contrary, for the purposes of preventing a double recovery the Stockholders shall not be obligated to indemnify UniCapital or any other indemnified party pursuant to Section 12.1 or 12.2 with respect to any particular act, omission, condition or event if and to the extent that the loss resulting or arising from such act, omission, condition or event has, directly or indirectly, been taken into account in the computation of any Net Worth Deficiency provided for in Section 3.1.

         12.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warran ties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive for a period of one year from the Merger Effective Date (which date is hereinafter called the "Expiration Date"), except that:

                  (a) the representations and warranties contained in Section
6.27 hereof shall survive until such time as the limitations period has run for all tax periods ended prior to the Merger Effective Date, which shall be deemed to be the Expiration Date for purposes of this clause (a) and claims arising from a breach of the representations and warranties contained in such Section 6.27;

                  (b) the representations and warranties contained in Section 6.28(g) hereof shall survive until such time as one full fiscal year's cycle of transactions occurring entirely within the twenty-first century shall have been processed and UniCapital's consolidated financial statements for the fiscal year in which the last such transaction to be processed occurred have been audited, which shall be deemed to be the Expiration Date for purposes of this clause (b) and claims arising from a breach of the representations and warranties contained in such Section 6.28(g);

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



                  (c) the representations and warranties contained in Section
6.33 hereof shall survive for a period of five years from the Merger Effective Date, which shall be deemed the Expiration Date for purposes of this clause (c) and claims arising from a breach of the representations and warranties contained in such Section 6.33;

                  (d) solely for purposes of Section 12.1(c) hereof, and solely to the extent that UniCapital actually incurs liability under the Securities Act, the Exchange Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for purposes of this clause (d) and claims arising under such laws;

                  (e) the representations and warranties of the Stockholders contained in Sections 6.4 and 6.5 hereof shall survive the Merger Effective Date without time limitation; and

                  (f) any representations and warranties which serve as a basis of the indemnity obligations of the Stockholders under Section 12.2 shall survive the Merger Effective Date without time limitation; provided, however, that the representations and warranties contained in Section 6.35(d) regarding delinquent accounts identified on Schedule 6.35(d) shall survive until the final resolution of such delinquent accounts.



13.      TERMINATION OF AGREEMENT

         13.1 TERMINATION BY UNICAPITAL. UniCapital may, by notice in the manner hereinafter provided on or before the Closing Date, terminate this Agreement if a material default shall be made by the Stockholders in the observance or due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur, (b) if UniCapital in its sole judgment determines that any condition exists which has made or could reasonably be expected to make any of the representations or warranties contained in Article 6 hereof untrue in any material respect or (c) if UniCapital in its sole judgment determines that information disclosed on the schedules to the Agreement delivered pursuant to Section 8.14 has or could reasonably be expected to have a material adverse effect on the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company or any material CLA Company.

         13.2 TERMINATION BY THE STOCKHOLDERS. Prior to the initial filing of the Registration Statement with the SEC, the Stockholders may, by notice in the manner hereinafter provided on or before such initial filing, terminate this Agreement in accordance with Sections 17.4(a) or (b) if a material default shall be made by UniCapital in the observance or due and timely performance of any of the material covenants, agreements or conditions contained herein, and the curing of such default shall not have been substantially made on or before such initial filing.

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



From and after the initial filing of the Registration Statement with the SEC, the Stockholders shall have no right to terminate this Agreement.

         13.3 AUTOMATIC TERMINATION. This Agreement shall terminate automatically:

                  (a) if the Registration Statement has not been declared effective by June 30, 1998;

                  (b) if, after its execution and delivery by the parties thereto and prior to the Effective Time, the Underwriting Agreement is terminated pursuant to the terms thereof;

                  (c) if the Effective Time has not occurred within 10 business days after the Closing Date; or

                  (d) upon the date that the number of shares of UniCapital Stock (other than shares included in any Earn-Out Consideration) to be issued to the persons who will transfer property to UniCapital in the Unified Transaction can be determined as a fixed number of shares, unless those same persons shall own immediately after the Unified Transaction 80% or more of the UniCapital Stock that will be issued and outstanding immediately after the Unified Transaction.

         13.4 LIQUIDATED DAMAGES. If the Merger fails to occur because of the default of any Stockholder, then, in addition to the other remedies available to UniCapital at law for fraud, in equity or pursuant to this Agreement, the Individual Stockholders shall pay to UniCapital an aggregate amount of $500,000 as liquidated damages. It is hereby agreed that UniCapital's damages in the event of a termination or default by any Stockholder hereunder are uncertain and impossible to ascertain and that the foregoing constitutes a reasonable liquidation of such damages and is intended not as penalty but as liquidated damages.


14.      NONCOMPETITION AND NONSOLICITATION

         14.1 NONCOMPETITION.

                  (a) In order to protect the value and goodwill of UniCapital, the Company, the CLA Companies and their respective businesses, each Stockholder covenants that, for the period ending two years after the Closing Date, such Stockholder will not, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise with, or use or permit such Stockholder's name to be used in connection with, any business or enterprise which is engaged directly or indirectly in competition anywhere in the United States with the business conducted by UniCapital, the Surviving Corporation or any of its or their respective subsidiaries or affiliates (the "Restricted Business"). Each Stockholder

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



recognizes that the Restricted Business is expected to be conducted throughout the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenant set forth in subsection (b)) are therefore not appropriate. The foregoing restrictions shall not be construed to prohibit the ownership by a Stockholder as a passive investment (i) of not more than five percent of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to Section 12 of the Exchange Act, (ii) with respect to those activities identified on Schedule 14.1 hereto, or (iii) in any business or enterprise that is not so directly or indirectly in competition with the Restricted Business as it exists on the date of this Agreement.

                  (b) Each Stockholder further covenants that for the period ending two years after the Closing Date, such Stockholder will not, either directly or indirectly, (i) call on or solicit any customers or prospective customers who were actually solicited by the Company or any CLA Company prior to the Effective Time of the Restricted Business, or (ii) solicit the employment of any person who is employed by UniCapital, the Surviving Corporation or any of its or their respective subsidiaries or affiliates in the Restricted Business during such period.

                  (c) Each Stockholder recognizes and acknowledges that by reason of such Stockholder's relationship to the Company and the CLA Companies, such Stockholder has had access to confidential information relating to the Restricted Business. Each Stockholder acknowledges that such confidential information is a valuable and unique asset and covenants that such Stockholder will not disclose any such confidential information after the Closing Date to any person for any reason whatsoever.

         14.2 DAMAGES. Each Stockholder acknowledges and agrees that measuring economic losses to UniCapital and the Surviving Corporation as a result of the breach of the foregoing covenants in this Article 14 would be impossible, and that any breach of the foregoing covenants would result in immediate and irreparable damage to UniCapital and the Surviving Corporation for which they would have no other adequate remedy. Accordingly, the Stockholders agree that, in the event of a breach by a Stockholder of the foregoing covenants, such covenants may be enforced by UniCapital or the Surviving Corporation by, without limitation, injunctions and restraining orders against such Stockholder.

         14.3 REASONABLE RESTRAINT. The Parties agree that the foregoing covenants in this Article 14 impose a reasonable restraint upon the Stockholders in light of the activities and business of UniCapital on the date of the execution of this Agreement and the current and future plans of UniCapital and the Surviving Corporation (as successors to the businesses of the Company and the CLA Companies), and that any violation will result in irreparable injury to UniCapital.

         14.4 SEVERABILITY; REFORMATION. The covenants in this Article 14 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, if any court of competent jurisdiction shall determine that the scope,

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



time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         14.5 INDEPENDENT COVENANT. All of the covenants in this Article 14 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of any Stockholder against the Company, any CLA Company or UniCapital, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants. The parties specifically agree that the period of two years stated above shall be computed by excluding from such computation any time during which any Stockholder is in violation of any provision of this Article 14.

         14.6 MATERIALITY. The Stockholders hereby acknowledge and agree that the covenants contained in this Article 14 are a material and substantial part of this transaction and are entered into in connection with and as an inducement to the acquisition by UniCapital of the Company and the CLA Companies.


15.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         15.1 STOCKHOLDERS. The Stockholders recognize and acknowledge that they have in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company and the CLA Companies, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of such corporations and their respective businesses. Neither the Company nor any Stockholder shall disclose, and they shall cause each CLA Company from disclosing, any confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of UniCapital, unless the Stockholders can show that such information has become known to the public generally through no fault of the Stockholders. In the event of a breach or threatened breach by the Stockholders of the provisions of this Section 15.1, UniCapital and the Surviving Corporation shall be entitled to an injunction restraining Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting UniCapital and the Surviving Corporation from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         15.2 UNICAPITAL. UniCapital recognizes and acknowledges that it has in the past, currently has, and prior to the Closing Date will have, access to (i) certain confidential information solely of the Company and the CLA Companies in connection with their respective businesses ("Company Information") and (ii) certain confidential information concerning the Stockholders and certain business and activities of the Stockholders that are not a part of the transactions contemplated by this Agreement ("Stockholder Information"). Prior to the Closing Date with respect to Company Information and at any time with respect to Stockholder

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



Information, UniCapital shall not disclose any such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever without prior written consent of the Stockholders. In the event of a breach or threatened breach by UniCapital of the provisions of this
Section 15.2, the Stockholders shall be entitled to an injunction restraining UniCapital from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         15.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, UniCapital, the Surviving Corporation and the Stockholders agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.


16.      LOCK-UP AGREEMENTS

         16.1 AGREEMENT. In connection with the IPO, for good and valuable consideration, and to induce the underwriters that may participate in the IPO to continue their efforts in connection with the IPO, each Stockholder hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of such underwriters, it will not, during the period commencing on the date of this Agreement and ending 180 days after the date of the final prospectus contained in the Registration Statement relating to the IPO (the "Prospectus"), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of UniCapital Stock or any securities convertible into or exercisable or exchangeable for UniCapital Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of UniCapital Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of UniCapital Stock or such other securities, in cash or otherwise. In addition, each Stockholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the underwriters that may participate in the IPO, it will not, during the period commencing on the date of this Agreement and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of UniCapital Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         16.2 INTENDED THIRD PARTY BENEFICIARIES. Each Stockholder agrees that the foregoing shall be binding upon their transferees, successors, assigns, heirs, and personal representatives and shall benefit and be enforceable by the underwriters in the IPO. Each Stockholder acknowledges and agrees that such underwriters and Morgan Stanley & Co. Incorporated are intended third party beneficiaries of the provisions of this Article 16, and that Morgan Stanley &

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



Co. Incorporated on behalf of such underwriters shall be entitled to enforce the covenants contained in this Article 16. In furtherance of the foregoing, UniCapital and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Article 16. The Stockholders also acknowledge and agree that neither the Company nor any CLA Company shall have any rights as intended third-party beneficiaries under this Agreement.


17.      FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON
         UNICAPITAL STOCK

         17.1 INVESTMENT INTENT. The Stockholders acknowledge and agree that the shares of UniCapital Stock to be delivered to the Stockholders pursuant to this Agreement have not been and will not be registered under the Securities Act and therefore may not be resold without compliance with the Securities Act. The Stockholders represent and warrant that the shares of UniCapital Stock to be acquired by the Stockholders pursuant to this Agreement are being acquired solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

         17.2 COMPLIANCE WITH LAW. The Stockholders covenant, warrant and represent that none of the shares of UniCapital Stock issued to such Stockholders will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the SEC thereunder, and except after full compliance with any applicable state securities laws.

         17.3 ECONOMIC RISK; SOPHISTICATION. The Stockholders represent and warrant that they are able to bear the economic risk of an investment in UniCapital Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. The Stockholders further represent and warrant that they (a) fully understand the nature, scope and duration of the limitations on transfer contained in this Agreement and (b) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect their own interests in connection with the acquisition of the UniCapital Stock.

         17.4 INFORMATION SUPPLIED.

                  (a) The Stockholders represent and warrant that, as of the date of this Agreement, they have had an adequate opportunity to ask questions and receive answers from the officers of UniCapital concerning UniCapital, its business, operations, plans and strategy, and the background and experience of its officers (other than the Chief Operating Officer of UniCapital, which office had not been filled as of the date of this Agreement) and directors. The Stockholders represent and warrant that they have asked any and all questions that they may have

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



in the nature described in the preceding sentence and that all such questions have been answered to their satisfaction.

                  (b) Each Stockholder represents and warrants that he has received the draft Registration Statement, including the draft preliminary prospectus that forms a part thereof, delivered to him on or about February 14, 1998 that describes, among other things, UniCapital, the Merger, the other acquisitions proposed to be undertaken by UniCapital simultaneously with the Merger and the target companies of such other acquisitions. Each Stockholder represents and warrants that he has reviewed such draft Registration Statement and draft preliminary prospectus and has had adequate opportunity to ask questions of and receive answers to his satisfaction from the officers of UniCapital concerning the matters described therein.


18.      SECURITIES LEGENDS

         The certificates evidencing the UniCapital Stock to be received by the Stockholders hereunder will bear a legend substantially in the form set forth below and containing such other information as UniCapital may deem appropriate:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

In addition, such certificates shall also bear (a) a legend reflecting the restrictions contained in Article 16 and (b) such other legends as counsel for UniCapital reasonably determines are required under the applicable laws of any state.


19.      UNICAPITAL OPTION

         19.1 PURCHASE OPTIONS. The Individual Stockholders hereby grant to UniCapital the options (the "Purchase Options"), each of which shall be exercisable at any time within 12 months following the date of the IPO, to purchase all or part of the Individual Stockholders' equity interests in any of:

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                  (a) Jumbo Jet Leasing LP and Jumbo Jet, Inc. (the "Jumbo Jet
Option");

                  (b) CL Aircraft Marketing LP and CL Aircraft Marketing, Inc. (the "CL Option");

                  (c) Twin Jet Leasing, Inc. and Aircraft 49402, Inc. (the "Twin Option");

                  (d) CL Aircraft XXV, Inc. (the "CL XXV Option"); or

                  (e) Aircraft 46941, Inc. (the "46941 Option").

Notwithstanding the foregoing, (i) if UniCapital determines to exercise either the Jumbo Jet Option or CL Option, it must simultaneously exercise each of the Jumbo Jet Option and CL Option, (ii) the obligations of the Stockholders with respect to any Purchase Option is subject the receipt of any necessary consents, including those from Chase Securities and Finova Capital Corporation, and as and when required to obtain any such consent, UniCapital and the Stockholders will use their reasonable commercial efforts to obtain such consents, and (iii) the 46941Option shall be null and void if Aircraft 46941 was contributed to the Company prior to the Merger Effective Time under the circumstances contemplated by Section 10.13(a) hereof. Upon the exercise, from time to time, by UniCapital of any Purchase Option, UniCapital and the Stockholders will prepare and negotiate in good faith a mutually satisfactory definitive agreement (each a "Definitive Option Purchase Agreement") providing for the sale of such Individual Stockholders' equity interests, in whole or in part, to UniCapital, which Agreement shall contain those representations and warranties substantially as contained in Exhibit 19.1 hereto and indemnification provisions that are consistent with the indemnification provisions set forth in Section 12 hereof.

         19.2 OPTION EXERCISE PRICE. The purchase price to be paid by UniCapital upon the exercise of the Purchase Options shall be as follows:

                  (a) $1,000,000 to exercise the Jumbo Jet Option;

                  (b) $4,000,000 to exercise the CL Option;

                  (c) $100,000 to exercise the Twin Option;

                  (d) $100,000 to exercise the CL XXV Option;

                  (e) $10.00 to exercise the 46941 Option.

         19.3 REPRESENTATIONS AND WARRANTIES REGARDING THE OPTION COMPANIES.


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                  (a) The Stockholders own beneficially and of record all of the issued and outstanding shares of each Option Company, in each case, except as set forth on Schedule 19.3 (which Schedule shall be delivered within 10 business days after the execution of this Agreement) free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the Option Company have been duly authorized and validly issued, fully paid and nonassessable and will have been offered, issued, sold and delivered by the Option Company in compliance with all applicable state and federal laws concerning the offering, sale or issuance of securities. Except as set forth on
Schedule 19.3, there are no existing agreements, options, commitments or rights with, of or to any person to acquire any material assets or rights of the Option Company or any interest therein.

                  (b) The aggregate cash investment made by the Stockholders in the Option Companies subject to the Jumbo Jet Option is greater than or equal to $1,000,000 and the aggregate cash investment made by the Stockholders in the Option Companies subject to the CL Option is greater than or equal to $4,000,000.

         19.4 NEGATIVE COVENANTS.

                  To the extent within the reasonable control of the Stockholders, the Stockholders shall not suffer the companies subject to the Purchase Option (the "Option Companies") to cause or permit to cause any of the following between the date hereof and the period ending 12 months after the date of the IPO, without the consent of UniCapital, which such consent will not unreasonably be withheld, or unless as required by existing contractual obligations:

                  (a) incur any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharge or satisfy any lien or encumbrance, or pay any liabilities, other than in the ordinary course of business consistent with past practice, or fail to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

                  (b) sell, encumber, assign or transfer any assets, properties or rights or any interest therein, except for the sales in the ordinary course of business consistent with past practice, or make any agreement or commitment or grant any option or right with, of or to any person to acquire any assets, properties or rights of any Option Company or any interest therein, other than in the ordinary course of business;

                  (c) create, incur, assume or guarantee any indebtedness for money borrowed, or mortgage, pledge or subject any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance other than in the ordinary course of business consistent with past practice.

                  (d) except in the ordinary course of business consistent with past practice,

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make or suffer any material amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, materially modify or waive any substantial debts or claims held by it or waive any rights of substantial value, where such amendments, terminations, cancellations, modifications and waivers in the aggregate do not or could not reasonably be expected to have a material adverse effect on the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Option Company.

                  (e) except for any dividends in such amounts necessary to pay taxes on account of any income of the Option Company and pursuant to existing contractual obligations, declare, set aside or pay any dividend or make or agree to make any other distribution or payment in respect of its capital shares or redeem, purchase or otherwise acquire or agree to redeem, purchase or acquire any of its shares of capital stock or other ownership interests;

                  (f) make commitments or agreements for capital expenditures or capital additions or betterments, except in the ordinary course of business consistent with past practice or such as may be involved in ordinary repair, maintenance or replacement of its assets;

                  (g) increase the salaries or other compensation of, or make any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or make any increase in, or any addition to, other benefits to which any of its employees may be entitled other than in the ordinary course of business;

                  (h) materially change any of the accounting principles followed by it or the methods of applying such principles;

                  (i) change its authorized capital or its securities outstanding or otherwise changed its ownership interests, or grant any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

                  (j) agree to take any of the actions referred to above.

         19.5 ACCESS. Until 12 months after the date of the IPO, upon prior reasonable notice, the Stockholders shall cause the Option Companies to UniCapital's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Option Company and shall permit them to consult with the officers, employees, accountants, counsel and agents of the Option Companies for the purpose of making such investigation of such entities as UniCapital shall reasonably request; provided that such investigation shall not unreasonably interfere with such entities business operations, and provided, further, that UniCapital shall not contact or consult with any non-officer employees of any Option Company without its prior consent, which consent shall not be unreasonably withheld. Furthermore, the Stockholders shall cause each Option Company to furnish to

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



UniCapital all such documents and copies of documents and records and information with respect to the affairs of such entity and copies of any working papers relating thereto as UniCapital shall from time to time reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 19.5 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

         19.6 CLOSINGS. UniCapital may exercise the Purchase Option from time to time and at any time prior to the first anniversary of the IPO. The closing of any such exercise shall occur on the 10th business day after the date of exercise at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178

         19.7 DELIVERIES AT THE CLOSINGS At any Option Closing, each Stockholder shall deliver:

                           (i) certificates representing his respective equity
                  interest in applicable Option Company, in each case either duly endorsed for transfer to UniCapital or accompanied by appropriate stock powers;

                           (ii) payment instructions regarding the payment of
                  the applicable Option Purchase Price; and

                            (iii) an executed copy of the applicable Definitive
                  Agreement; and,

UniCapital shall deliver:

                            (i) payment of the applicable Option Exercise Price;
                  and

                            (iii) an executed copy of the applicable Definitive
                  Agreement.

         19.8 TERMINATION OF OPTION. Notwithstanding the foregoing, no Purchase Option shall be exercisable until after the Effective Time and each Purchase Option shall automatically terminate in the event of a termination of this Agreement.

20.      GENERAL

         20.1 COOPERATION. The Stockholders and UniCapital shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Stockholders will cooperate and use their reasonable commercial efforts to have the officers, directors and employees of Company prior to the Closing Date cooperate with UniCapital on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions,

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proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         20.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the Resulting Company, the successors of UniCapital, and the heirs and legal representatives of the Stockholders.

         20.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, UniCapital and Newco and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto, enforceable in accordance with its terms, and may be modified or amended only by a written instrument executed by the Stockholders (subject to the limitations set forth below), and the Company, UniCapital and Newco acting through their respective officers, duly authorized by their respective Boards of Directors.

         20.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         20.5 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with the transactions contemplated hereby, and each of UniCapital and Newco, on the one hand, and the Stockholders, on the other hand, agrees to indemnify the other against all loss, liability, cost damages or expense arising out of or related to claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

         20.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, UniCapital will pay the fees, expenses and disbursements of UniCapital and Newco and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Whether or not the transactions herein contemplated shall be consummated, the Stockholders will pay the fees, expenses and disbursements of the Stockholders, the Company and the CLA Companies and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance of this Agreement by the Stockholders and the Company and in compliance with all conditions to be performed by the Stockholders and the Company under this Agreement.


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         20.7 NOTICES. All notices and other communications hereunder shall be in writing (including wire, telefax or similar writing) and shall be sent, delivered or mailed, addressed, or telefaxed:

                    (a)        If to UniCapital or Newco, addressed to them at:

                               UniCapital Corporation
                               1111 Kane Concourse, Suite 301
                               Bay Harbor Island, FL  33154

                               Telephone:          (305) 861-0603
                               Telefax:            (305) 866-8449

                               with a copy to:

                               David A. Gerson
                               Morgan, Lewis & Bockius LLP
                               One Oxford Centre, Thirty-Second Floor
                               301 Grant Street
                               Pittsburgh, PA   15219

                               Telephone:          (412) 560-3330
                               Telefax:            (412) 560-3399

                    (b) If to the Stockholders, addressed to them in care of the Stockholders' Representative at:

                               Cauff, Lippman Aviation, Inc.
                               9420 S.W. 77th Avenue
                               Miami, FL  33156-9903
                               Telephone:          (305) 274-7277
                               Telefax:            (305) 271-1339

                               with a copy to:

                               Michael W. Goroff
                               Milbank, Tweed, Hadley & McCloy
                               One Chase Manhattan Plaza
                               New York, NY  10005
                               Telephone:          (212) 530-5690
                               Telefax:            (212) 530-5219


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



Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by telefax, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 19.7 (or in accordance with the latest unrevoked written direction from such party) and (ii) if given by telefax, when such telefax is transmitted to the telefax number specified in this Section 19.7 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.

         20.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to any of the provisions thereof that would require the application of the substantive laws of any other jurisdiction. Each party to this Agreement: (a) agrees that any legal action or proceeding under this Agreement shall be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York; (b) irrevocably submits to the jurisdiction of such courts; (c) agrees not to assert any claim or defense that it is not personally subject to the jurisdiction of such courts, that any such forum is not convenient or the venue thereof is improper, or that this Agreement or the subject matter hereof may not be enforced in such courts; and (d) agrees to accept service of process on it by certified or registered mail or by any other method authorized by law.

         20.9 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         20.10 TIME. At all times after the execution of the Underwriting Agreement, time shall be of the essence with respect to all matters under this Agreement.

         20.11 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         20.12 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         20.13 CAPTIONS, INTERPRETATION.. The headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to."Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.


21.      DEFINITIONS

         21.1 "Accounts Receivable" is defined in Section 6.14.

         21.2 "Acquisition Proposal" is defined in Section 8.10.

         21.3 "Adjusted EBT" is defined in Section 2.5(a).

         21.4 "Agent" is defined in Section 8.10.

         21.5 "Agreement" is defined in the preamble to this Agreement.

         21.6 "Audited Balance Sheet Date" is defined in Section 6.13(a).

         21.7 "Audited Financial Statements" are defined in Section 6.13(a).

         21.8 "Authorizations" are defined in Section 6.23.

         21.9 "Benefit Plan" is defined in Section 6.22.

         21.10 "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

         21.11 "CLA Companies" is defined in the recitals to this Agreement.

         21.12 "Cauff Trust" is defined in the preamble to this Agreement.

         21.13 "Certificates" are defined in Section 2.2.

         21.14 "Certificate of Merger" is defined in Section 1.2.

         21.15 "Closing" is defined in Section 5.1(b).

         21.16 "Closing Date" is defined in Section 5.2.

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



         21.17 "Closing Date Balance Sheets" are defined in Section 3.1.

         21.18 "Code" is defined in the recitals to this Agreement.

         21.19 "Commonly Controlled Entity" is defined in Section 6.22.

         21.20 "Company" is defined in the preamble to this Agreement.

         21.21 "Company Documents" are defined in Section 6.2.

         21.22 "Company Stock" is defined in Section 2.1(a).

         21.23 "Constituent Corporations" are defined in Section 1.2.

         21.24 "Contracts" are defined in Section 6.17.

         21.25 "Disputed Amounts" are defined in Section 3.2.

         21.26 "EBT" is defined in Section 2.5(a).

         21.27 "Earn-Out Consideration" is defined in Section 2.5(c).

         21.28 "Earn-Out Escrow Cash" is defined in Section 4.1(b).

         21.29 "Earn-Out Escrow Shares" are defined in Section 4.1(b).

         21.30 "Effective Date Consideration" is defined in Section 2.1(a).

         21.31 "Effective Time" is defined in Section 5.3.

         21.32 "Environmental Laws" mean any and all applicable treaties, laws, regulations, ordinances, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release or threatened Release of or exposure to Hazardous Substances, including CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C.
Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 et. seq., the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and any similar or implementing state or local law and all amendments or regulations promulgated thereunder.

         21.33 "Environmental Liabilities" mean any and all Losses arising from or related to any claim, proceeding, investigation, response or removal action, remediation or other clean-up brought, prosecuted or undertaken by UniCapital, Newco, the Surviving Corporation, any Governmental Entity or any other person or entity on the basis of any violation of any Environmental Laws or pursuant to any requirement imposed under any Environmental Laws (including any sampling, testing, investigation, removal, treatment or remediation undertaken by UniCapital, Newco or the Surviving Corporation so as to avoid any claim or violation or to comply with any requirement and all counseling or engineering fees and expenses related thereto), and arising from pre-Closing operations, events, circumstances or conditions at, on, under or emanating from, or as a result of any pre-Closing off-site disposal of Hazardous Substances from, any property currently or formerly owned, operated or leased by the Companies.

         21.34 "Environmental Permits" mean all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws for the operation of the business of the applicable Company.

         21.35 "Equipment" is defined in Section 6.35.

         21.36 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         21.37 "Escrow Cash" is defined in Section 4.1(a).

         21.38 "Escrow Property" is defined in Section 4.1(b).

         21.39 "Escrow Shares" are defined in Section 4.1(a).

         21.40 "Exchange Act" is defined in Section 12.1.

         21.41 "Expiration Date" is defined in Section 12.6.

         21.42 "Financial Statements" are defined in Section 6.12(b).

         21.43 "Foreign Plans" are defined in Section 6.22(i)(xiii).

         21.44 "GAAP" is defined in Section 3.1.


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



         21.45 "Governmental Entity" means any court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic, foreign or supranational.

         21.46 "HSR Act" is defined in Section 6.3.

         21.47 "Indemnified Party" is defined in Section 12.4(a).

         21.48 "Indemnifying Party" is defined in Section 12.4(a).

         21.49 "Indemnity Escrow Agent" is defined in Section 4.1(a).

         21.50 "Independent Accounting Firm" is defined in Section 3.2.

         21.51 "Individual Stockholders" are defined in the preamble to this Agreement.

         21.52 "Intellectual Property" is defined in Section 6.28(a).

         21.53 "Interim Balance Sheet Date" is defined in Section 6.12(b).

         21.54 "IPO" is defined in the recitals to this Agreement.

         21.55 "IPO Price" means the per share price that the Company Stock is sold to the Underwriters in the IPO prior to the deduction of any discounts or expenses.

         21.56 "Lease Documents" are defined in Section 6.35.

         21.57 "Leases" are defined in Section 6.35.

         21.58 "liabilities" are defined in Section 6.13(a).

         21.59 "Lippman Trust" is defined in the preamble to this Agreement.

         21.60 "Losses" are defined in Section 12.1.

         21.61 "Material Adverse Amendment" is defined in Section 8.14.

         21.62 "Merger Consideration" is defined in Section 2.1(b).

         21.63 "Merger Effective Date" is defined in Section 5.3.

         21.64 "Merger Consideration Shares" are defined in Section 2.1(a).


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



         21.65 "Merger Effective Date" is defined in Section 5.3.

         21.66 "Merger" is defined in the Section 1.3.

         21.67 "Net Worth Deficiency" is defined in Section 3.1.

         21.68 "Newco" is defined in the preamble to this Agreement.

         21.69 "Obligor" is defined in Section 6.35.

         21.70 "Ordinary course" or "ordinary course of business" means the leasing, acquisition, sale and/or trading of commercial jet aircraft and aircraft parts, providing financial structures and similar products or services relating to the aircraft and/or aviation industry, and providing consulting and/or advisory services with respect to any of the foregoing.

         21.71 "PCBs" are defined in Section 6.33(h).

         21.72 "Pension Plan" is defined in Section 6.22.

         21.73 "Prospectus" is defined in Section 16.1.

         21.74 "Registration Statement" is defined in Section 9.4.

         21.75 "Regulations" are defined in Section 6.23.

         21.76 "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure).

         21.77 "Restricted Business" is defined in Section 14.1(a).

         21.78 "Scheduled Payments" are defined in Section 6.35.

         21.79 "SEC" is defined in Section 9.4.

         21.80 "Securities Act" is defined in Section 6.16.

         21.81 "Stockholders" are defined in the preamble to this Agreement.

         21.82 "Stockholders' Representative" is defined in Section 3.3.

         21.83 "Subsidiary" is defined in Section 6.1.

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



         21.84 "Surviving Corporation" is defined in Section 1.2.

         21.85 "Tax Returns" are defined in Section 6.27.

         21.86 "Taxes" are defined in Section 6.27.

         21.87 "Third Party Claim" is defined in Section 12.4(a).

         21.88 "Transaction Documents" means the Employment Agreements and the Certificate of Merger.

         21.89 "Trust Stockholders" are defined in the preamble to this Agreement.

         21.90 "Unaudited Financial Statements" are defined in Section 6.12(b).

         21.91 "Underwriting Agreement" is defined in Section 5.1(a).

         21.92 "UniCapital" is defined in the preamble to this Agreement.

         21.93 "UniCapital Documents" are defined in Section 7.3.

         21.94 "UniCapital Stock" is defined in Section 2.1(a).

         21.95 "Unified Transaction" is defined in the recitals to this Agreement.

         21.96 "Welfare Plan" is defined in Section 6.22.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                           UNICAPITAL CORPORATION


                           By:   /s/ ROBERT NEW
                                 ---------------------------------
                           Name:     Robert New
                           Title:    Chairman and Chief Executive Officer

                           CLA ACQUISITION CORP.


                           By:   /s/ ROBERT NEW
                                 ---------------------------------
                           Name:     Robert New
                           Title:    President


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]




                                 /s/ STUART L. CAUFF
                                 --------------------------------
                                 Stuart L. Cauff


                                 /s/ WAYNE D. LIPPMAN
                                 --------------------------------
                                 Wayne D. Lippman


                                 /s/ SANDRA E.CAUFF
                                 --------------------------------
                                 The 1998 Cauff Family Trust
                                 By: Sandra E. Cauff, Trustee


                                 /s/ PENNY S. LIPPMAN
                                 --------------------------------
                                 The 1998 Lippman Family Trust
                                 By: Penny S. Lippman, Trustee

                                    EXHIBITS

EXHIBIT A      CLA Companies -- Ownership of CLA Companies


                                     ANNEXES

ANNEX I        [Form of Company Notes]

ANNEX II       [Form of Certificate of Merger]

ANNEX III      [Form of Bylaws]

ANNEX IV       [Allocation of Merger Consideration and Earn-Out Consideration]

ANNEX V        [Allocation of Purchase Price]

ANNEX VI       [Form of Indemnity Escrow Agreement]

ANNEX VII      [Form of Employment Agreement]


                                    SCHEDULES

SCHEDULE 2.5   [Add-Backs]
SCHEDULE 6.1 [Jurisdictions in which Company and Subsidiaries Are Qualified to do Business]
SCHEDULE 6.3   [Violations or Conflicts]
SCHEDULE 6.5   [Issued and Outstanding Stock of the Company and Subsidiaries]
SCHEDULE 6.6   [Transactions in Capital Stock]
SCHEDULE 6.8   [Subsidiaries]
SCHEDULE 6.9   [Predecessor Companies]
SCHEDULE 6.10  [Spin-Offs by Companies]
SCHEDULE 6.11  [Third Party Options]
SCHEDULE 6.12  [Company Financial Statements]
SCHEDULE 6.13  [Liabilities and Obligations]
SCHEDULE 6.14  [Accounts and Notes Receivable Aging]
SCHEDULE 6.15  [Permits]
SCHEDULE 6.16  [Real and Personal Property]
SCHEDULE 6.17  [Contracts and Commitments]
SCHEDULE 6.18  [Government Contracts]
SCHEDULE 6.20  [Insurance]
SCHEDULE 6.21  [Employee Information]
SCHEDULE 6.22  [Employee Benefit Plans]
SCHEDULE 6.23  [Authorizations]

SCHEDULE 6.24     [Transactions with Affiliates]
SCHEDULE 6.25     [Litigation]
SCHEDULE 6.26     [Restrictions]
SCHEDULE 6.27     [Taxes]
SCHEDULE 6.28     [Intellectual Property]
SCHEDULE 6.28(d)  [Confidentiality and Non-Disclosure Agreements]
SCHEDULE 6.28(e)  [Registered Intellectual Property]
SCHEDULE 6.29     [Notice and Consents]
SCHEDULE 6.30     [Absence of Changes]
SCHEDULE 6.31     [Deposit Accounts; Powers of Attorney]
SCHEDULE 6.32     [Books of Account]
SCHEDULE 6.35     [Leases]
SCHEDULE 6.36     [Lease Funding]
SCHEDULE 7.8      [UniCapital and Newco Litigation]
SCHEDULE 7.9      [UniCapital and Newco Agreements]
SCHEDULE 9.2      [Employment Agreements]
SCHEDULE 10.6     [Stockholders' Release]
SCHEDULE 11.4     [Personal Guarantees of the Indebtedness of the Company]
SCHEDULE 12.2     [Tax Matters]
SCHEDULE 19.3     [Option Company Stockholders]


The registrant agrees to furnish a copy of each omitted schedule, exhibit or annex to this Exhibit 2.03 to the Commission supplementally upon request therefor.